Exhibit 99.2

ADDITIONAL INFORMATION RELATING TO THE PROVINCE 1

[1]	Any dollar amounts in Exhibit 99.2 are expressed in Canadian dollars ($) unless otherwise specified or the context otherwise requires.

Ontario, International Merchandise Trade
Ontario, International Merchandise Exports by Major Commodity, 2015	60
Ontario, International Merchandise Imports by Major Commodity, 2015	61
Ontario, International Merchandise Exports by Top 25 Trading Partners, 2015	62
Ontario, International Merchandise Imports by Top 25 Trading Partners, 2015	63

Demographic Characteristics
Ontario, Selected Demographic Characteristics, 2008–2016	64
Ontario, Components of Population Growth, 2006–07 to 2015–16	65

Ontario Labour Markets
Ontario, Labour Force, 2002–2015	66
Ontario, Employment, 2002–2015	67
Ontario, Unemployment, 2002–2015	68
Employment Insurance (EI), 2002–2015	69
Ontario, Labour Compensation, 2002–2015	70
Ontario, Employment by Occupation, 2004–2015	71
Ontario, Distribution of Employment by Occupation, 2004–2015	72
Ontario, Employment by Industry, 2006–2015	73
Ontario, Growth in Employment by Industry, 2006–2015	75
Ontario, Employment Level by Economic Regions, 2005–2015	77
Ontario, Employment Level by Industry for Economic Regions, 2015	78
Ontario Economic Regions	80

(Note: Data in the tables may not add to totals due to rounding.)

OVERVIEW

Area and Population

The Province of Ontario covers an area of approximately 1,076,395 square kilometres (415,598 square miles), about 10.8% of Canada, and is about 11% as large as the United States. The estimated population of Ontario on July 1, 2016 was 14 million, or 38.5% of Canada’s population of 36.3 million. Since 1996, the populations of Ontario and Canada have increased at average annual rates of 1.2% and 1%, respectively. Although it constitutes only 12% of the area of the Province, southern Ontario is home to approximately 94.2% of its population (as of July 1, 2015). The population of the Greater Toronto Area, the largest metropolitan area in Canada, was estimated to be 6.6 million on July 1, 2015.

Government

Canada is a federation with a parliamentary system of government. Constitutional responsibilities are divided between the federal government, the 10 provinces and the 3 territories.

The Premier of the Province of Ontario (the “Premier”) is traditionally the leader of the political party with the greatest number of members elected to the Legislative Assembly. The Cabinet through the Lieutenant Governor, who represents the Crown, formally exercises executive power. Cabinet ministers are usually nominated from among members of the Premier’s party. The Legislative Assembly consists of 107 seats, each representing a specified territorial division of the Province, and is elected for a four-year term. A dissolution of the Legislative Assembly prior to the end of the four-year term may be requested by the Premier at the Premier’s own volition or if the government loses the confidence of the Legislative Assembly by being defeated on an important vote.

The last Provincial election was held on June 12, 2014. The Ontario Liberal Party currently has 58 seats in the Legislative Assembly, the Progressive Conservative Party of Ontario has 29 seats, the New Democratic Party of Ontario has 20 seats. The current government of the Province is formed by the Ontario Liberal Party.

Constitutional Framework

Canada is a federation and its constitution (“Constitution”) establishes the division of responsibilities between the federal and provincial levels of government. Each provincial government and the federal government has supremacy within its respective sphere of assigned responsibilities. Jurisdiction over the establishment and operation of municipalities is granted exclusively to the provinces.

The federal government is empowered to raise money by any mode or system of taxation. It has exclusive jurisdiction over such matters as the regulation of trade and commerce, currency and coinage, banks and banking, national defence, foreign affairs, postal services, railways and navigation, as well as those areas not exclusively assigned to the provinces. Each province has authority to raise revenue through direct taxation within the province. Areas of provincial constitutional authority include health care, education, social services, municipal institutions, property and civil rights, and natural resources.

Operational Framework

Ontario administers its constitutional responsibilities through government ministries and provincially created bodies such as government-owned corporations (“Crown corporations”), agencies, boards, commissions, municipalities, school boards and hospital boards. The use of these quasi-independent bodies decentralizes the administration of provincial responsibilities. However, the Province has elected to centralize the financing of these bodies by retaining the major taxing and borrowing powers at the provincial level. Some municipalities borrow in their own names in various capital markets as did Ontario Hydro prior to its restructuring in April 1999.

Implications for Provincial Financial Statements

The provincial governments’ delivery of services in areas such as health, postsecondary education and social assistance has been supported by transfer payments from the federal government, often established through federal-provincial agreements. In fiscal year 2015-16, approximately 17.8% of the Province’s revenue came from federal transfers.

Federal-provincial funding arrangements can be complex and extensive, involving financial relationships between the Province, the federal government and provincially-created bodies. These financial interrelationships are important in understanding the revenue, expense and financing activity of the Province. Investing in provincially-created bodies has an impact on the reporting of assets. As at March 31, 2016, approximately 28.2% (2015, 28.5%) of the Financial Assets of the Province could be attributed to these intermediary activities.

Foreign Relations

The Province has no direct diplomatic relations with foreign countries, but has developed a high degree of international activity in order to facilitate investment in Ontario.

The Budget and Quarterly Reporting

The Fiscal Transparency and Accountability Act, 2004 (the FTAA) sets out guidelines for public reporting of the fiscal plan. It requires that the Ontario Minister of Finance (“Minister”) release an annual budget that outlines a multi-year fiscal plan. In addition, it requires the Minister to release a mid-year review of the fiscal plan, known as the Ontario Economic Outlook and Fiscal Review. Each year, the Minister must release interim updates in the Summer and Winter on Ontario’s revenues and expenses for the current year. Finally, the FTAA, among other things, also requires that quarterly information about Ontario’s economic accounts be released to the public.

PUBLIC FINANCE

Revenue – Taxation

For the year ended March 31, 2016

This schedule summarizes the sources of the Province’s revenue by main classification.

	2016 $	2015 $
TAXATION

Personal Income Tax	31,140,531,121	29,313,403,558
Sales Tax	23,455,554,526	21,688,764,731
Corporations Tax	11,427,707,512	9,557,450,278
Education Property Tax	5,839,244,688	5,561,413,935
Employer Health Tax	5,648,931,985	5,415,366,133
Ontario Health Premium	3,452,922,027	3,365,882,504
Electricity Payments-In-Lieu of Taxes	3,247,000,000	180,000,000
Gasoline Tax	2,458,654,606	2,446,753,297
Land Transfer Tax	2,118,025,670	1,764,494,479
Tobacco Tax	1,225,621,601	1,162,503,240
Fuel Tax	751,441,968	739,321,958
Beer and Wine Tax	582,392,616	560,091,688
Corporation Preferred Share Dividend Tax	226,699,786	195,814,728
Estate Administration Tax	169,470,033	154,582,427
Mining Profits Tax	42,176,204	130,523,830
Gross Revenue Charge – Property Tax Component	14,717,204	19,353,872
Provincial Land Tax	11,846,092	13,351,216
Race Tracks Tax	4,320,377	4,214,730
Acreage Tax – The Mining Act	930,951	2,182,211

TOTAL TAXATION	91,818,189,685	82,275,468,815

Source:	Ontario Ministry of Finance

Personal Income Tax revenue is collected by the federal government on behalf of the Province. The amount reported by the Province in 2015-16 is net of $7,118,900 in Ontario tax credits, excluding tax credits reported as expenses.

For 2016, the Ontario Personal Income Tax rates are: 5.05% for taxable income of up to $41,536; 9.15% for taxable income over $41,536 and up to $83,075; 11.16% for taxable income over $83,075 and up to $150,000; 12.16% for taxable income over $150,000 and up to $220,000; and 13.16% for taxable income over $220,000. For 2015, the Ontario Personal Income Tax rates are: 5.05% for taxable income of up to $40,922; 9.15% for taxable income over $40,922 and up to $81,847; 11.16% for taxable income over $81,847 and up to $150,000; 12.16% for taxable income over $150,000 and up to $220,000; and 13.16% for taxable income over $220,000. For 2014, the Ontario Personal Income Tax rates are: 5.05% for taxable income of up to $40,120; 9.15% for taxable income over $40,120 and up to $80,242; 11.16% for taxable income over $80,242 and up to $150,000; 12.16% for taxable income over $150,000 and up to $220,000; and 13.16% for taxable income over $220,000. Ontario non-refundable tax credits are provided for individual and family circumstances (e.g., basic amount, spouse, medical expenses) at the rate of 5.05% (11.16% for charitable donations in excess of $200), before calculating the provincial surtax and Ontario Tax Reduction. Ontario non-refundable tax credit amounts are indexed annually. The Ontario Dividend Tax Credits are calculated after the provincial surtax and before the Ontario Tax Reduction. For 2016, these credits are provided at a rate of 10% for eligible dividends and at a rate of 4.2863% for non-eligible dividends. For 2014 and 2015, they are provided at a rate of 10% for eligible dividends and 4.5% for non-eligible dividends.

Higher-income earners are subject to a surtax. For 2016, the surtax is equal to 20% of Ontario income tax in excess of $4,484, plus 36% of Ontario income tax in excess of $5,739. For 2015, the surtax is equal to 20% of Ontario income tax in excess of $4,418, plus 36% of Ontario income tax in excess of $5,654. For 2014, the surtax is equal to 20% of Ontario income tax in excess of $4,331, plus 36% of Ontario income tax in excess of $5,543.

Ontario income tax is eliminated by the Ontario Tax Reduction if Ontario tax is below a threshold amount. If Ontario tax exceeds the taxfiler’s threshold amount, the Ontario Tax Reduction may reduce the taxfiler’s Ontario tax. For 2016, the basic threshold amount is $231 and the additional amount for each dependent child age 18 and, under, and each disabled or infirm dependant, is $427. For 2015, the basic threshold amount is $228 and the additional amount for each dependent, child age 18 and under and each disabled or infirm dependant is $421. For 2014, the basic threshold amount is $223 and the additional amount for each dependent child age 18 and under and each disabled or infirm dependant is $413.

The Harmonized Sales Tax (HST) is a single value-added tax based on the Federal Goods and Services Tax (GST). The provincial portion of the HST is eight per cent and the federal portion is five per cent, for a combined HST rate of 13 per cent. Responsibility for the collection of the tax rests with the Federal Government. HST revenues are distributed to the Province based on a revenue allocation formula. Ontario also maintains an 8% sales tax on certain insurance premiums and on private transfers of specified vehicles, at a rate of 13%. Both the sales tax on insurance premiums and on private sales of specified vehicles are administered by Ontario. The Sales Tax amounts reported by the Province are net of sales tax credits of $1,718,816,342 in 2015-16 and $1,691,497,735 in 2014-15.

Corporations Tax is comprised of three types of taxes levied on corporations: income tax, insurance premiums tax and special additional tax on life insurance corporations. Details of these taxes follow.

Income Tax: The general statutory Corporate Income Tax (CIT) rate is 11.5% (reduced from 14% to 12% on July 1, 2010 and from 12% to 11.5% on July 1, 2011). Active business income from manufacturing and processing (M&P), mining, logging, fishing and farming is subject to a lower CIT rate of 10% (reduced from 12% effective July 1, 2010). Small Canadian-controlled private corporations (CCPCs) are also eligible for a lower CIT rate of 4.5% (reduced from 5.5% effective July 1, 2010) on the first $500,000 of active business income. Effective May 2, 2014, and prorated for taxation years that straddle that date, the small business CIT rate is phased out for large CCPCs, and associated groups of CCPCs, with more than $10 million (fully eliminated with more than $15 million) of taxable capital employed in Canada in the previous year. The Province also levies a Corporate Minimum Tax (“CMT”) that effectively acts as a prepayment of regular CIT. CMT is calculated as the amount by which 2.7% (reduced from 4% effective July 1, 2010) of adjusted net income for accounting purposes exceeds CIT payable.

Insurance Premiums Tax: Insurance companies are subject to a 2% insurance premiums tax on life, accident and sickness insurance premiums, 3.5% on property insurance premiums and 3% on other (e.g. casualty) insurance premiums.

Special Additional Tax: Life insurance corporations pay a special additional tax at a rate of 1.25% of taxable capital in Ontario above a minimum $10 million exemption, with corporate income tax and CMT creditable against this tax.

Education property taxes are collected by municipalities and transferred to school boards for the purposes of funding education. Education property tax rates are set annually by the Minister of Finance for each class of real property. The tax is levied on the assessed value of property at a uniform rate of 0.188% for residential properties in 2016. Rates for commercial, industrial and pipeline properties vary across the Province. These rates are regulated under the Education Act. The Education Property Tax amounts shown are net of $1,060,400,794 in property tax credits and grants in 2015-16 and $1,034,927,008 in 2014-15. The amounts also reflect a number of rebates, reductions and exemptions available across the province.

The Employer Health Tax is paid by employers on their Ontario payroll. Employers with annual Ontario payroll of $200,000 or less calculate tax payable at 0.98% of their taxable annual Ontario payroll; employers with annual Ontario payroll over $200,000 and up to $400,000 calculate tax payable at graduated rates that apply to their taxable annual Ontario payroll starting at 1.101% through to 1.829%; and employers with annual Ontario payroll in excess of $400,000 calculate tax payable at 1.95% of their taxable annual Ontario payroll. A tax exemption was provided for the first $400,000 of annual Ontario payroll paid by private sector employers, including their associated entities. Beginning January 1, 2014, the tax exemption was increased from $400,000 to $450,000, and was eliminated for private sector employers with annual Ontario payroll, including those of their associated entities, in excess of $5,000,000. Registered charities continue to claim the tax exemption at all payroll sizes.

Electricity payments-in-lieu of taxes (PILs) on corporate income are made by OPG, Hydro One, and municipal electricity utilities (MEUs) to the Ontario Electricity Financial Corporation (OEFC). OEFC is one of the Ontario Hydro successor companines that is responsible for servicing and retiring the debt and certain other liabilities of the former Ontario Hydro. All PILs received by the OEFC are used to service and retire its obligations. The amount of PILs replicates the amount of tax that would be payable under the Income Tax Act (Canada), Corporations Tax Act and Taxation Act, 2007 (Ontario) while these publicly owned corporations are exempt from federal and provincial corporate taxes. As a result of broadening Hydro One ownership through an initial public offering on November 5, 2015, Hydro One ceased to be exempt from federal and provincial corporate income taxes. Upon exiting the PILs Regime, Hydro One is required to make corporate income tax payments to the Canada Revenue Agency (CRA) under the Federal Tax Regime.

Under the amendments made to the Electricity Act, 1998 (Section 91.2) in the Budget Measures Act, 2015, the Minister of Finance has a statutory requirement to pay the OEFC in each fiscal year an amount equal to tax payable under the Taxation Act, 2007 (i.e., the provincial corporate income tax) by Hydro One Inc. and its subsidiaries for its taxation year ending in each fiscal year, to continue to help service and pay down the electricity sector stranded debt. Hydro One Inc. is composed of Hydro One Ltd.’s regulated Ontario distribution, transmission and remotes businesses.

Gasoline Tax is levied on gasoline, propane used in a licensed motor vehicle, and aviation fuel. The tax rate for gasoline is 14.7 cents per litre. The tax rate for propane used in licensed motor vehicles is 4.3 cents per litre. The tax rate for aviation fuel increased from 3.7 cents per litre to 4.7 cents per litre on April 1, 2015, and will increase by a further one cent per litre annually on April 1 of 2016 and 2017. The majority of tax is collected for the Province by Ministry-designated gasoline, propane, and aviation fuel tax collectors and registered importers.

Land Transfer Tax is levied on the transfer of land or an interest in land. 0.5% is levied on the value of the consideration for the conveyance up to and including $55,000; 1.0% on the value of the consideration exceeding $55,000 up to and including $250,000; 1.5% on the value of the consideration exceeding $250,000; and, where the value of the consideration exceeds $400,000 and the property contains one or two single family residences, an additional tax of 0.5% applies on the value of the consideration exceeding $400,000. First time home buyers who purchase newly constructed homes or resale homes are eligible to receive a refund of land transfer tax of up to $2,000.

Tobacco Tax covers all forms of tobacco products. The specific tax rate per cigarette and per gram or part gram of fine cut tobacco and all other tobacco products except cigars increased from 13.975 cents to 15.475 cents on February 26, 2016. The rate of tax on cigars is 56.6% of the taxable price of the cigar. The majority of tax is collected for the Province by Ministry designated tobacco tax collectors and registered importers.

Fuel Tax is levied on every purchaser of clear middle distillate fuel used in internal combustion engines. The fuel tax rate is 14.3 cents per litre, unless the fuel is used in railway equipment, in which case the rate is 4.5 cents per litre. The majority of tax is collected for the Province by Ministry designated collectors and registered importers.

Beer and Wine Taxes were effective July 1, 2010. These taxes replaced certain alcohol charges and were revenue neutral for the Ontario Government. Taxes apply on every purchaser of beer from a beer manufacturer’s on-site store, The Beer Store, or a licensed establishment. Taxes are also imposed on purchasers of draft beer made by a brew pub and wine and wine coolers from a winery retail store.

The federal government remits to the province 35 per cent of the net taxes that it collects with respect to preferred share dividends paid by corporations with operations in Ontario.

The Estate Administration Tax is payable by the estate of a deceased person on the issuance of a certificate of appointment of an estate trustee by an Ontario court. The amount of tax is equal to $5 for each $1,000, or part thereof, of the first $50,000 of the value of the estate and $15 for each $1,000, or part thereof, of the value of the estate exceeding $50,000. If the value of the estate does not exceed $1,000, the estate is exempt from this tax.

A portion of the Gross Revenue Charge (GRC) is payable to the OEFC by hydro-electric generating stations owners and water power leaseholders. Effective January 1, 2001, the existing property taxes and water rental charges paid by hydro-electric generating station owners and water power leaseholders were replaced with taxes and charges on the gross revenues of hydro-electric generating stations. The Property Tax component is included as taxation for the Province and the Water Rental component of the GRC is included under Other Revenue – Royalties (page 1-10).

Provincial Land Tax is levied on land in areas without municipal organization at the rates prescribed by regulation. The rate that applies depends on which property class the land is classified and whether the land is in a locality as defined by the Assessment Act.

Ontario levies a mining tax on profits in excess of $500,000 derived from the extraction of mineral substances raised and sold by operators of Ontario mines. The $500,000 annual deduction must be shared by associated corporations. The tax rate on taxable profit subject to mining tax is 10% for non-remote mines and 5% for remote mines. A mining tax exemption on up to $10 million of profit during an exempt period is available for each new mine. The exempt period for a new non-remote mine is three years and the exempt period for a new remote mine is 10 years. The mining tax exemption is also available for a major expansion of an existing non-remote mine. Mining tax does not apply to diamond mining. Diamonds are subject to a royalty on the value of a diamond mine’s output. The royalty rate is the lesser of 13% and the amount calculated on the value of output according to a graduated rate scale.

The Race Tracks Tax, which is collected by the operators of race meets and remitted to the Province, is levied at the rate of 0.5% on all wagers.

The Acreage Tax is a tax levied on patented mining rights at a rate of 50 cents per acre per year with a minimum payment of $1 in organized municipalities and $4 in unorganized municipalities.

The introduction of the Ontario Health Premium (OHP) has helped to ensure the government’s ability to make much needed investments in the province’s health care system. Every penny of the OHP goes toward improving Ontario’s health services. Since 2003-04, health-related spending has increased by $21.9 billion while health-related revenues, mainly comprised of the OHP and federal transfers, have increased by $13.2 billion. In 2015-16, OHP revenue increased by $87 million to $3,453 million, up from $3,366 million in 2014-15. During the same period, expenses in the health sector increased by $1,028 million to $51,067 million, up from $50,039 million in 2014-15.

Ontario Health Premium revenue supports expenditures in all areas of the health sector and is not earmarked by program area. In 2015-16, revenue from the health premium was $3,453 million, or 6.8 per cent of the $51,067 million in total expenses for the health sector. This compares to $3,366 million or 6.7 per cent of $50,039 million in 2014-15. Below is a table that shows an example of how the health premium revenue supports major investments in the health care sector and also the level of support each sector would receive if the percentage shares in 2014-15 and 2015-16 were allocated proportionately across each expense area.

Example of How the Health Premium Supports Investments in the

Health Care Sector: OHP Revenue as a Share of Total Health

Expenditures Applied Proportionately Across Expense Areas

($ Millions)	2015-16 6.8%	2014-15 6.7%
Hospitals	1,108	1,102
OHIP	940	929
Home Care, Community and Mental Health Services	342	327
Long–Term Care Homes	267	260
Ontario Drug Programs	266	255
Public Health, Health Promotion and Other	530	493

Total	3,453	3,366

The Ontario Health Premium is paid by individuals resident in Ontario on the last day of the taxation year. An individual’s Ontario Health Premium liability is: $0 for taxable income of up to $20,000; 6% of taxable income over $20,000 for taxable income over $20,000 up to $25,000; $300 for taxable income over $25,000 up to $36,000; $300 plus 6% of taxable income over $36,000 for taxable income over $36,000 up to $38,500; $450 for taxable income over $38,500 up to $48,000; $450 plus 25% of taxable income over $48,000 for taxable income over $48,000 up to $48,600; $600 for taxable income over $48,600 up to $72,000; $600 plus 25% of taxable income over $72,000 for taxable income over $72,000 up to $72,600; $750 for taxable income over $72,600 up to $200,000; $750 plus 25% of taxable income over $200,000 for taxable income over $200,000 up to $200,600; and $900 for taxable income over $200,600.

Revenue – Non-tax

For the year ended March 31, 2016

GOVERNMENT OF CANADA	2016 $	2015 $

Canada Health Transfer	13,088,767,000	12,407,895,000
Canada Social Transfer	4,984,014,000	4,847,073,000
Equalization	2,363,014,000	1,988,423,000
Labour Market Development Agreement	631,902,211	627,548,138
Social Housing Agreement	454,541,337	464,694,463
Indian Welfare Services Agreement	259,026,026	245,894,195
Job Fund Agreement	205,116,954	178,516,140
Infrastructure Programs	145,524,377	137,468,344
Bilingualism Development	84,647,772	85,555,793
Labour Market Agreement for Persons with Disabilities	76,411,477	76,411,477
Youth Criminal Justice Act	51,837,596	52,463,122
Legal Aid – Criminal	50,980,005	52,843,808
Growing Forward 2	46,813,596	46,835,815
Student Assistance	35,852,802	25,927,065
Immigration Holds Agreement	21,527,391	20,279,639
Targeted Initiative for Older Workers	8,285,894	7,543,029
Bridge Training Program	5,119,938	5,200,000
Interpolerable Electronic Health Record Project (iEHR/HIAL)	4,573,665	10,645,974
Electronic Medical Record (EMR) Project	1,873,500	3,714,000
Other	337,077,081	329,716,304

TOTAL GOVERNMENT OF CANADA	22,856,906,267	21,614,648,306

The Canada Health Transfer (CHT) is a federal block transfer that supports health care spending in the provinces and territories. Beginning in 2014-15, the CHT has been allocated to provinces and territories on an equal per capita basis. To receive CHT transfers, provinces and territories must comply with the principles of the Canada Health Act.

The Canada Social Transfer (CST) is a federal block transfer that supports provincial and territorial expenditures on post-secondary education, social assistance and social services, including early childhood development, and early learning and child care services. Beginning in 2007-08, the CST has been allocated to provinces and territories on an equal per capita basis. To receive CST transfers, provinces and territories cannot impose residency requirements in determining eligibility for social assistance to Canadian citizens, permanent residents, persons with a temporary resident permit, and refugee claimants waiting to receive permanent resident status.

Equalization is the federal government’s transfer program for addressing fiscal disparities among provinces. The Equalization program aims to ensure that provincial governments have sufficient revenues to provide reasonably comparable levels of public services at reasonably comparable levels of taxation. Equalization payments are unconditional – receiving provinces are free to spend the funds according to their own priorities.

The Labour Market Development Agreement (LMDA) provides for the transfer to Ontario of labour market development programs and services previously run by the federal government. LMDA funding supports Ontario’s skills and employment training programs, particularly for those who are eligible for Employment Insurance (EI) benefits. The LMDA is funded under the legislative authority of Part II of the Employment Insurance Act.

Social Housing Agreement reimbursements are the federal portion of the cost of subsidizing lowrental housing programs. The Province receives funding from the Canada Mortgage and Housing Corporation (CMHC) to administer social housing in Ontario.

The Indian Welfare Services Agreement is a unique bilateral (Ontario-Canada) cost-sharing agreement to support eligible social services provision on reserve. The Agreement recognizes a shared Ontario-Canada commitment to deliver to members of First Nations living on reserve, provincial welfare programs available to the population of the province not living on reserve, and outlines a formula to determine Canada’s financial contribution.

The Canada-Ontario Job Fund Agreement (JFA) provides funding for labour market programs and services that focus on skills development for unemployed individuals who are not Employment Insurance clients and employed individuals who require further training such as those who do not have a high school diploma, or recognized certification or who have low levels of literacy and essential skills. The JFA also makes provision for the support of employer-sponsored training for certain eligible training costs provided by an eligible third-party institution. On April 1, 2014, the JFA replaced the Canada-Ontario Labour Market Agreement (LMA).

Infrastructure funding to Ontario is provided through the Building Canada Fund, the agreement for Investment in Affordable Housing, and other agreements that support construction, renewal, improvement and expansion of the province’s physical capital, including roads, bridges, public transit and water systems.

Bilingualism Development reimbursements are the federal government’s portion of the cost of providing services in both official languages and of providing adequate educational facilities for teaching the second official language. The federal government also contributes to Ontario’s initiatives in French-language schools, such as the establishment of administrative structures in new French-language school boards, and initiatives designed to improve the achievements of French-language students.

Under the Labour Market Agreement for Persons with Disabilities (LMAPD), the federal government provides contributions to Ontario to support measures to enhance the employability of persons with disabilities, and increase the employment opportunities available to persons with disabilities by addressing employer needs and encouraging employers to remove barriers faced by persons with disabilities. Additionally, the LMAPD aims to demonstrate the results to Canadians of investments made under the agreement as evidenced by enhanced employability and increased labour participation of persons with disabilities.

Youth justice transfer payment programs are ongoing, and mandated under the Youth Criminal Justice Act. The federal government cost shares a portion of the Youth Justice Services expenditures.

Legal Aid payments are the federal government’s contribution to assist in providing legal aid services to economically disadvantaged people in serious criminal matters and proceedings under the Youth Criminal Justice Act. They also help ensure that certain minimum standards of legal aid are maintained in accordance with the Agreement Respecting Legal Aid in Criminal Law, the Youth Criminal Justice Act and immigration and refugee matters.

Growing Forward 2 is a federal-provincial initiative that encourages innovation, competitiveness and market development in Canada’s agri-food and agri-products sector. In Ontario, Growing Forward 2 offers resources, tools and cost-shared funding assistance to eligible producers, processors, organizations and collaborations to grow their profits, expand markets and manage shared risks.

Student Assistance includes Canada Study Grants and the administration of Canada Student Loans. Canada Study Grants are provided to students with dependants, high-need part-time students, students with disabilities, and women in doctoral studies.

The Immigration Holds Agreement represents reimbursement by the federal government for the cost of detaining people awaiting an immigration examination, inquiry or removal.

The Targeted Initiative for Older Workers (TIOW) is a federal-provincial cost-shared program that helps unemployed workers aged 55 to 64. TIOW is available in communities of fewer than 250,000 people that have high unemployment or rely to a large extent on single industries. The initiative helps older workers find programs and services that increase their ability to find work, reintegrate back into employment and ensure that they remain active and productive workers while their communities undergo adjustment.

Federal government funding for the Ontario Bridge Training Program supports programs for skilled immigrants who are facing barriers to workforce integration and retention in the Ontario labour market.

Canada Health Infoway’s Interoperable Electronic Health Record (iEHR) investment program supports jurisdictional projects that will build interoperable EHR systems. Federal funding to Ontario is provided under the Interoperable Electronic Health Record/Health Information Access Layer (iEHR/HIAL) Agreement. These solutions will enable authorized health care providers to view and, in some cases, update a patient’s essential health information.

Funding is received from Canada Health Infoway to support efforts to increase the number of clinicians adopting and using an electronic medical record (EMR) system.

Other payments from the federal government included, among others:

a)	Transfers to Government Organizations such as Agricorp and Toronto Organizing Committee for the 2015 Pan American and Parapan American Games (Toronto 2015);

b)	Funding to support sector-specific services covered under different agreements, such as the First Nation Policing Agreement, Biology Casework Analysis Contribution Program Agreement for DNA testing, and Supporting Families Fund agreement for family law services;

c)	Annual subsidies under the Constitution Act, 1907;

d)	Interest on the Common School Fund.

INCOME FROM GOVERNMENT ENTERPRISES	2016 $	2015 $

Ontario Lottery and Gaming Corporation	2,233,101,000	1,995,037,000
Liquor Control Board of Ontario	1,957,168,000	1,830,739,000
Ontario Power Generation Incorporated	463,000,000	1,056,000,000
Hydro One Limited	236,000,000	732,800,000
Brampton Distribution Holdco. Incorporated	20,000,000	0

TOTAL INCOME FROM GOVERNMENT ENTERPRISES	4,909,269,000	5,614,576,000

Source:	Ontario Ministry of Finance

Income from Government Enterprises represents amounts received by the Province from government business enterprises.

The Ontario Lottery and Gaming Corporation (OLG) conducts and manages lottery games, resort casinos, casinos, and slots on behalf of the Province of Ontario. The Province consolidates the net income from OLG’s lotteries, resort casinos, casinos and slots. The net income also includes 20% of gross gaming revenue from Caesars Windsor, Casino Niagara, Niagara Fallsview Casino Resort and Casino Rama, as well as 20% of gross gaming revenue from its slots at the Great Blue Heron Charity Casino.

In 2015-16 the proceeds from OLG lotteries, casinos and slots were paid to the Province of Ontario’s Consolidated Revenue Fund and allocated to the following Ministries and programs: $115 million to the Ontario Trillium Foundation for grants to charities and not-for-profit organisations, $38 million to the Ministry of Health and Long-Term Care to support problem gambling and related programs for prevention, treatment and research, $10 million to the Ministry of Tourism, Culture and Sport for direct financial support to Ontario highperformance athletes and enhanced coaching development, with the balance being applied to the Ministry of Health and Long-Term Care for the operation of hospitals.

In 2015-16 the proceeds from OLG resort casinos were allocated by the Province of Ontario to general government priorities such as health care, education, public infrastructure, and horseracing support.

Liquor Control Board of Ontario (LCBO) profits are generated from the sale of beer, wine, coolers, and spirits.

Hydro One Inc. (now a subsidiary of Hydro One Limited) and Ontario Power Generation Incorporated (OPG) were created as part of the restructuring of the former Ontario Hydro. The Province’s proportional share of net income from Hydro One Limited (and previously Hydro One Inc.) and the net income from OPG are consolidated in the Province’s finances. OPG revenue is derived primarily from the sale of electricity from its generating stations. Hydro One revenue is derived primarily from the transmission and distribution of electricity.

Brampton Distribution Holdco. Incorporated revenue is derived primarily from distribution of electricity.

	2016 $	2015 $
OTHER REVENUE

Sales and Rentals	2,101,578,040	2,335,503,548

Fees, Licences and Permits:
Vehicle and Driver Registration Fees	1,564,758,627	1,432,930,258

Other fees and licences:
Local registrars	50,771,718	51,024,386
Personal Property Security Act	47,622,071	44,596,132
Drive Clean	14,652,155	14,614,961
Companies – Incorporations	23,060,376	22,284,939
Gaming Revenues	15,840,618	16,469,341
Other	590,998,588	544,397,043

Total Fees, Licences and Permits	2,307,704,153	2,126,317,060

Royalties:
Gross Revenue Charge – Water Rental Component	124,359,634	126,747,213
Teranet – Polaris Royalties	33,000,000	33,000,000
Crown Charges – Forestry	34,986,310	32,775,429
Other	82,086,397	82,393,880

Total Royalties	274,432,341	274,916,522

Recovery of Prior Years’ Expenditures	668,056,935	564,738,319

Reimbursement of Expenditures	991,158,707	984,799,526

Fines and Penalties	46,611,634	57,791,481

Miscellaneous:
Electricity Debt Retirement Charge	859,000,000	956,000,000
Power Supply Contract Recoveries	875,000,000	950,000,000
Net Reduction of Power Purchase Contracts	172,000,000	217,000,000
Independent Electricity System Operator Revenue	220,928,591	240,483,460
Other	276,001,422	334,174,971

Total Miscellaneous	2,402,930,013	2,697,658,431

TOTAL OTHER REVENUE	8,792,471,823	9,041,724,888

Source:	Ontario Ministry of Finance

Sales and Rentals includes proceeds from the disposal of real property, supplies and equipment, rental of real property, leasing of Crown land and sales of goods and services provided by Provincial institutions.

Vehicle and Driver Registration fees include vehicle registration, carrier, and driver fees. Vehicle registration fees are for the authorization to operate a motor vehicle on a public road. For commercial vehicles the latest fee ranges from $185 to $4,601. The latest fees for passenger vehicles and light commercial vehicles weighing 3,000 kilograms or less used for personal purposes are $108 per year in Southern Ontario and $54 per year in Northern Ontario. Fees for motorcycles and mopeds are $42 and $12 per year respectively in Southern Ontario and $21 and $12 per year respectively in Northern Ontario. Driver fees consist primarily of driver license renewals.

The registrar’s fees consist of fees collected by the Ontario Court (General Division) in estates matters as set by O.Reg. 393/90 made under the Administration of Justice Act and the issuing, signing and filing fees for court related documents in civil matters.

Personal Property registration service fees are remittances for the registration and searches of personal property pledged as collateral to secure a loan. The fees are collected at the time of registration or search.

The modernized Drive Clean program was implemented effective January 1st 2013. Fees for the program are chargeable to the public for vehicle emissions testing, known as a “Drive Clean Emissions test.” As announced in the 2016 Ontario budget, the $30 emissions test fee for light duty vehicles will be eliminated in 2017-18.

Companies’ service fees are remittances for registration, searches and certificates pertaining to incorporations, limited partnerships and business names. The fees are collected at the time of registration or search.

Gaming-related fees collected by the Alcohol and Gaming Commission of Ontario include fees for registering commercial suppliers and gaming employees of charitable gaming events, casinos, charity casinos and slot machine facilities. Also included are fees for issuing licences to conduct and manage lottery schemes such as raffles.

Effective January 1, 2001, persons who by virtue of an agreement, lease or other writing are entitled to occupy public lands are required to pay a water rental charge calculated at a rate of 9.5 % on gross revenues from the annual generation from hydro-electric-generating stations. This is the Gross Revenue Charge - Water Rental component referenced on page 1-4.

Crown Charges – Timber royalties are remittances for the harvesting of Crown timber on Crown land or when timber rights are reserved to the Crown on patent land. Crown charges are typically charged on a per cubic metre basis related to the tree species, end products produced and harvest volume. A base price per cubic metre, adjusted annually, is established as a minimum price. The minimum price for most harvested timber during 2015-2016 was set at zero (bioproducts only), $4.43, or $0.59 per cubic metre depending on the tree species and commodity group. The $0.59 per cubic metre reflects the rate for several underutilized species and the economic volatility in the forest industry. A residual value price, based on a percentage of the difference between the cost of manufacturing and the selling price of the forest product, is also assessed. This component based on commodity market prices is adjusted monthly and varied from $0.00 to $5.29 per cubic metre.

Beginning in 2006, funds for the Forest Resource Inventory (FRI) have been collected through the stumpage system. In 2015-2016 the FRI rate was set at either $2.50 or $0.59, depending on species group and end-use, and set aside in the Forestry Futures Trust fund account for FRI expenses until a $10 million balance in the FRI account was achieved. After reaching the $10 million level, the FRI charge is set to zero, which occurred for this fiscal year in October 2015. The FRI collection results in no net effect to the forest industry with respect to stumpage charges, as the minimum price is reduced an equivalent amount to FRI charges, while FRI charges are being collected.

Teranet – Polaris Royalties - The Province completed the sale of its 50% ownership in Teranet in 2003-04. As part of this transaction, the Province agreed to suspend royalties from Teranet for a period of 13.67 years to March 31, 2017 in exchange for a lump sum payment of $205 million. The $205 million represents deferred royalties to be earned by the Province in future years and have been recognized in the Province’s accounts as deferred revenue. The deferred revenue is amortized to revenue over the life of the royalty suspension agreement. The annual amortization is $15 million throughout 2016-17.

In 2010-11 the Province negotiated an extension to the original Teranet agreement, resulting in a 50 year extension beyond the original amortization schedule. $1 billion in cash was received in 2010-11, and this amount represents deferred royalties to be amortized over a 56 year period from fiscal 2011-12 to 2066-67. The annual amortization for the extension is $18 million, for a combined total of $33 million per year for the years 2011-12 through 2016-17.

Recovery of Prior Years’ Expenditures represents monies recovered subsequent to the fiscal yearend in which the related expenditures were made. These receipts represent amounts, which, except for the timing of the recovery, would have been classified as expenditure refunds.

Reimbursements of expenditures are repayments of expenses incurred by the government under formal agreement, understanding or arrangement that the expenses will be recovered in whole or in part.

Fines and Penalties are remittances for infractions of laws, regulations and rules.

The Electricity Debt Retirement Charge (DRC) is paid by electricity consumers based on consumption of electricity. The Electricity Act, 1998 allowed for the DRC to be in place until the residual stranded debt is retired. Residual stranded debt originated from the restructuring of the old Ontario Hydro and restructuring of the electricity sector. Ontario has removed the Debt Retirement Charge (DRC) from residential electricity users’ bills as of January 1, 2016. The residential rate class accounts for about a third of electricity load subject to the DRC with the remainder of electricity load used by commercial, institutional, industrial and other consumers. As a further step to mitigate electricity cost pressures for commercial, industrial and other users, the government introduced legislation, passed on December 10, 2015, the Budget Measures Act, 2015 to legislate a fixed end-date for the DRC of April 1, 2018, for commercial, industrial and all other users.

Revenues under “Power Supply Contract Recoveries” arise from the reselling of power and recovery from electricity consumers of the cost of power supply agreements of the Ontario Electricity Financial Corporation (OEFC), the legal continuation of the former Ontario Hydro.

Power purchase contracts were entered into by the former Ontario Hydro with non-utility generators (NUGs) located in Ontario. As the legal continuation of Ontario Hydro, as of April 1, 1999, the OEFC is the counterparty to these contracts. The contracts provide for the purchase of power at prices that were expected to be in excess of market prices. Accordingly, a power purchase contract liability was recorded. Under legislated reforms to the electricity market, OEFC began receiving actual contract prices for power from ratepayers, effective January 1, 2005, and no longer incurs losses on these power purchase contracts. At that time, the Ministry of Finance estimated that the bulk of the liability would be eliminated over 12 years, as existing electricity contracts expire. As a result, OEFC is amortizing the bulk of the liability to revenue over that period.

In addition, effective January 1, 2009, OEFC entered into a support contract with Ontario Power Generation (OPG) whereby OPG agreed to maintain the reliability and availability of Lambton and Nanticoke coal-fired stations following implementation of a greenhouse gas emissions-reduction strategy up to the end of December 31, 2014. Under the contract, OEFC agreed to ensure OPG would recover the actual costs of operating the stations after implementing this strategy. Any costs to OEFC under this agreement were fully recovered from ratepayers. As at December 31, 2013, OEFC triggered an early termination clause in the contract to reflect the advanced closure of these plants by one year to the end of 2013. OPG was allowed to recover actual costs that could not reasonably be avoided or mitigated, during the period from the early shut down date until December 31, 2014, consistent with the original end date of the contract.

The Reduction of Power Purchase Contracts represents the effective elimination over time of the power purchase contract liability. The amount of change reflects the deduction for estimated in-year losses used to calculate the liability prior to the legislated reforms to the electricity market that effectively eliminated over time the power purchase liability.

The Independent Electricity System Operator (IESO) was established by the Electricity Act, 1998. It operates independently as a non-profit corporation without share capital. Licensed by the Ontario Energy Board (OEB), it reports to the legislature through the Ministry of Energy. The IESO directs the operation and maintains the reliability of the province’s power system. The IESO balances demand for electricity against available supply through the wholesale market and directs the flow of electricity across the transmission system. IESO’s revenue is derived primarily from OEB-approved fees for each megawatt of electricity withdrawn from the IESO-controlled grid.

The former Ontario Power Authority (OPA) was created under the Electricity Restructuring Act, 2004, to ensure an adequate long-term supply of electricity. Pursuant to amendments to the Electricity Act, 1998, as part of the Building Opportunity and Securing Our Future Act, 2014, the OPA and IESO amalgamated into a new entity also called the IESO, effective January 1, 2015. The new amalgamated entity continues to fulfill the mandates of both predecessor organizations.

	2016	2015

TOTAL REVENUES	$128,376,836,775	$118,546,418,009

PUBLIC DEBT

Publicly Held Debt Summary

Publicly held debt is debt issued to the general public. As at March 31, 2016, the total publicly held debt issued was $315,443 million, $254,039 million of which was issued in Canadian dollars (includes $13,921 million of treasury bills), $45,393 million in U.S. dollars (includes $6,987 million in U.S. commercial paper), $12,253 million in euros, $1,870 million in Swiss francs and $1,888 million in other currencies.

From April 1, 2016 through December 2, 2016, the Province announced public offerings of bonds and notes totaling approximately $17.4 billion, all for provincial purposes. No debt was issued for the OEFC. The tables below provide a summary of the publicly held debt issued by the Province from April 1, 2016 through December 2, 2016 for provincial purposes.

Debt Issuances Since 2015-16 Fiscal Year End

(from April 1, 2016 to December 2, 2016)

DEBT ISSUED BY THE PROVINCE FOR PROVINCIAL PURPOSES

Series	Date of Issue	Date of Maturity	Interest Rate %		Funds	Principal	References
						(in millions)
DMTN229	April 12, 2016	June 2, 2026	2.40		Canadian$	750.0	(2) (4)
G69	April 27, 2016	April 27, 2026	2.50		US$	1,000.0	(2) (5)
DMTN228	May 18, 2016	December 2, 2046	2.90		Canadian$	700.0	(2) (6)
AD14	May 26, 2016	August 26, 2025	3.10		AUD	40.0	(2) (7)
AD14	June 2, 2016	August 26, 2025	3.10		AUD	60.0	(2) (7)
DMTN228	June 3, 2016	December 2, 2046	2.90		Canadian$	1,000.0	(2) (6)
DMTN229	June 7, 2016	June 2, 2026	2.40		Canadian$	750.0	(2) (4)
G73	June 17, 2016	June 17, 2019	1.25		US$	1,750.0	(2) (8)
DMTN231	June 21, 2016	June 2, 2048	2.80		Canadian$	600.0	(2) (9)
OSB2016	June 21, 2016	Various	Various		Canadian$	125.0	(10)
DMTN231	July 5, 2016	June 2, 2048	2.80		Canadian$	600.0	(2) (9)
DMTN231	July 12, 2016	June 2, 2048	2.80		Canadian$	600.0	(2) (9)
DMTN229	July 15, 2016	June 2, 2026	2.40		Canadian$	1,000.0	(2) (4)
DMTN231	July 29, 2016	June 2, 2048	2.80		Canadian$	750.0	(2) (9)
DMTN232	August 23, 2016	March 8, 2022	1.35		Canadian$	1,000.0	(2) (11)
DMTN229	August 26, 2016	June 2, 2026	2.40		Canadian$	900.0	(2) (4)
DMTN229	September 20, 2016	June 2, 2026	2.40		Canadian$	750.0	(2) (4)
DMTN229	October 14, 2016	June 2, 2026	2.40		Canadian$	750.0	(2) (4)
DMTN231	October 25, 2016	June 2, 2048	2.80		Canadian$	800.0	(2) (9)
DMTN233	October 27, 2016	October 27, 2021	3 CBA+26.0	*	Canadian$	1,200.0	(1) (12)
DMTN229	November 22, 2016	June 2, 2026	2.40		Canadian$	750.0	(2) (4)
DMTN231	November 25, 2016	June 2, 2048	2.80		Canadian$	750.0	(2) (9)
DMTN231	December 2, 2016	June 2, 2048	2.80		Canadian$	750.0	(2) (9)

*	3 CBA is 3-month Canadian Bankers’ Acceptance Rate.
(1)	Interest is paid quarterly.
(2)	Interest is paid semi-annually.
(4)	DMTN229: During the fiscal year 2016-17, the Series DMTN229 was re-opened, bringing the total issue size to $7,500 million.
(5)	G69: The Province entered into currency exchange agreements that effectively converted 1,000 million of these US dollar obligations to Canadian dollar obligations at an exchange rate of 1.28025.
(6)	DMTN228: During the fiscal year 2016-17, the Series DMTN228 was re-opened, bringing the total issue size to $14,700 million, including $150 million for OEFC.
(7)	ADI4: The Province entered into currency exchange agreements that effectively converted 100 million of these Australian dollar obligations to Canadian dollar obligations at an exchange rate of 0.94160.
(8)	G73: The Province entered into currency exchange agreements that effectively converted 1,750 million of these US dollar obligations to Canadian dollar obligations at an exchange rate of 1.32310.
(9)	DMTN231: During the fiscal year 2016-17, the Series DMTN231 was issued for a total of $4,850 million.
(10)	Ontario Savings Bonds Series 2016 was available in various types, maturities and interest rates. This was the 22nd issue of provincial savings bonds. The total proceeds from this issue were $125 million.
(11)	DMTN232: During the fiscal year 2016-17, the Series DMTN232 was issued for a total of $1,000 million.
(12)	DMTN233: During the fiscal year 2016-17, the Series DMTN233 was issued for a total of $1,200 million.

Outstanding Debt as at March 31, 2016 Fiscal Year End

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$

DEBT ISSUED FOR PROVINCIAL PURPOSES

NON-PUBLIC DEBT

PAYABLE IN CANADA IN CANADIAN DOLLARS

To Canada Pension Plan Investment Board:

Year ending March 31

2017	2008	CPP	4.08 to 4.88	91,896,000
2019	1999	CPP	5.81 to 5.84	45,270,000
2020	2000	CPP	5.50 to 6.91	869,889,000
2021	2001	CPP	6.33 to 6.67	609,834,000
2022	2002	CPP	6.22 to 6.47	330,994,000
2024	2004	CPP	5.26 to 5.97	688,007,000
2025	2005	CPP	5.15 to 5.79	1,133,182,000
2026	2006	CPP	4.67 to 5.19	574,612,000
2031	2009	CPP	4.79	43,880,000
2032	2009	CPP	4.75	52,000,000
2036	2006-2014	CPP	3.41 to 4.73	725,953,000
2037	2007	CPP	4.50 to 4.76	351,269,000
2038	2008-2016	CPP	3.25 to 4.68	284,056,000
2039	2009	CPP	4.70 to 5.48	493,439,000
2040	2010-2012	CPP	4.36 to 5.03	1,179,395,000
2041	2011	CPP	4.20 to 4.86	799,613,000
2042	2012	CPP	4.23 to 4.56	954,179,000
2043	2013	CPP	3.36 to 3.62	775,272,000

				10,002,740,000	(3)

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$

To Ontario Immigrant Investor Corporation:

Year ending March 31

2017	2012-2013	OIIC139-143	1.917 to 2.501	19,823,105
2018	2013	OIIC144-145	2.04 to 2.21	14,277,402
2019	2014	OIIC146-156	2.02 to 2.53	57,095,610
2020	2015	OIIC157-168	1.11 to 2.18	33,734,574
2021	2016	OIIC169-180	1.30 to 1.62	6,992,917

				131,923,608	(4)

To Canada Mortgage and Housing Corporation:

Year ending March 31

2000-2017	1977	CMHC	7.625 to 10.75	1,077,918
2000-2018	1977-1979	CMHC	7.625 to 13.00	6,465,521
2000-2019	1977-1980	CMHC	7.625 to 15.25	10,534,684
2000-2020	1977-1980	CMHC	7.625 to 15.75	20,614,839
2000-2021	1979-1981	CMHC	9.50 to 15.75	11,817,471
2000-2022	1982	CMHC	9.75 to 15.75	552,943

				51,063,375	(5)

TOTAL NON-PUBLIC DEBT				10,185,726,983

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$

PUBLICLY HELD DEBT

PAYABLE IN CANADA IN CANADIAN DOLLARS

April 12, 2016	April 12, 2011	DMTN209	3M CBA + 0.125	1,090,000,000	(6)
June 2, 2016	June 29, 2005	DMTN149	Step-up	200,000,000	(7)
June 24, 2016	June 24, 2009	DMTN196	3M CBA + 0.62	275,000,000	(6)
June 27, 2016	May 27, 2011	DMTN210	3M CBA + 0.18	1,000,000,000	(6)
September 8, 2016	February 16, 2011	DMTN208	3.20	807,000,000
September 14, 2016	July 14, 2011	DMTN211	3M CBA + 0.15	1,050,000,000	(6)
December 2, 2016	December 7, 2004	DMTN132	4.875	200,000,000
December 2, 2016	August 22, 2005	DMTN152	Step-up	300,000,000	(8)
March 8, 2017	January 25, 2007	DMTN173	4.30	3,100,000,000	(6)
September 8, 2017	January 20, 2012	DMTN213	1.90	6,350,000,000
September 22, 2017	February 22, 2013	DMTN219	3M CBA + 0.19	1,119,500,000	(6)
November 23, 2017	November 23, 2012	DMTN217	3M CBA + 0.25	750,000,000	(6)
March 8, 2018	March 10, 2008	DMTN183	4.20	1,560,000,000
May 30, 2018	May 30, 2013	DMTN221	3M CBA + 0.12	775,000,000	(6)
June 2, 2018	August 28, 2003	DMTN79	5.50	605,000,000	(6)
August 28, 2018	August 28, 2013	DMTN222	3M CBA + 0.16	600,800,000	(6)
September 8, 2018	January 15, 2013	DMTN218	2.10	7,628,000,000
December 3, 2018	December 3, 2013	DMTN224	3M CBA + 0.15	937,000,000	(6)
June 2, 2019	April 19, 2004	DMTN105	5.35	100,000,000	(6)
June 2, 2019	April 17, 2009	DMTN195	4.40	7,050,000,000	(6)
August 26, 2019	August 26, 2014	DMTN226	3M CBA+ 0.09	1,921,000,000	(6)
September 8, 2019	June 5, 2014	DMTN225	2.10	3,400,000,000
June 2, 2020	February 22, 2005	DMTN140	4.85	562,000,000
June 2, 2020	February 23, 2010	DMTN200	4.20	10,025,000,000
September 4, 2020	September 4, 1998	LY	6.30	15,000,000

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$

PUBLICLY HELD DEBT (Cont’d)

PAYABLE IN CANADA IN CANADIAN DOLLARS

March 16, 2021	March 16, 2016	DMTN230	3M CBA + 0.44	1,364,600,000
June 2, 2021	December 27, 2007	DMTN180	4.50	75,000,000	(6)
June 2, 2021	January 12, 2011	DMTN207	4.00	8,915,000,000
June 2, 2022	November 8, 2011	DMTN212	3.15	11,771,700,000
July 13, 2022	July 13, 1992	HC	9.50	1,590,438,000
June 2, 2023	November 6, 2012	DMTN215	2.85	9,322,700,000
September 8, 2023	September 8, 1993	HP	8.10	940,570,000
September 8, 2023	July 31, 2007	DMTN177	4.95	75,000,000
June 2, 2024	November 25, 2013	DMTN223	3.50	10,000,000,000
June 2, 2025	December 20, 1994	JE	9.50	460,000,000
June 2, 2025	January 9, 2015	DMTN227	2.60	12,550,000,000
December 2, 2025	October 5, 1995	JQ	8.50	1,000,000,000
February 6, 2026	February 6, 1996	JY	8.00	12,500,000
June 2, 2026	December 21, 1995	JU	8.00	1,000,000,000
June 2, 2026	February 3, 2016	DMTN229	2.40	1,850,000,000
December 2, 2026	February 13, 1997	KR	8.00	386,500,000
December 2, 2026	January 20, 1999	MH	7.00	124,584,000	(9)
February 3, 2027	August 5, 1997	KN	7.50	58,220,000
February 3, 2027	August 5, 1997	KT	6.95	8,726,000
February 3, 2027	April 1, 1998	KY	7.50	11,549,000
February 3, 2027	December 4, 1998	LA	7.50	5,507,000
February 4, 2027	February 4, 1998	KQ	7.375	990,000
June 2, 2027	October 17, 1996	KJ	7.60	4,734,700,000
August 25, 2028	February 25, 1998	LQ	6.25	2,020,000

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$

PUBLICLY HELD DEBT (Cont’d)

PAYABLE IN CANADA IN CANADIAN DOLLARS

March 8, 2029	January 8, 1998	LK	6.50	4,727,000,000
January 13, 2031	September 8, 1995	JN	9.50	125,000,000
June 2, 2031	March 27, 2000	NF	6.20	3,000,000,000
June 2, 2031	November 25, 2010	DMTN206	5.20	133,300,000
March 8, 2033	February 17, 2003	DMTN61	5.85	4,674,610,000
March 8, 2033	April 29, 2004	DMTN110	5.85	188,000,000
March 8, 2033	July 23, 2004	DMTN116	5.85	100,000,000	(6)
July 13, 2034	September 21, 2005	DMTN157	5.00	47,500,000	(10)
November 3, 2034	November 3, 1994	HY	9.75	248,800,000
January 10, 1995 to January 10, 2035	November 30, 1994	HZ	9.4688	2,315,904	(11)
“	“	JA	9.4688	3,601,344	(11)
“	“	JB	9.4688	8,482,324	(11)
“	“	JC	9.4688	4,764,354	(11)
“	“	JD	9.4688	3,171,134	(11)
January 12, 2035	January 12, 2007	JG	9.50	110,950,000
February 8, 2035	February 8, 1995	JJ	9.875	32,000,000
June 2, 2035	August 25, 2004	DMTN119	5.60	6,882,300,000
June 2, 2035	January 12, 2005	DMTN133	5.35	150,000,000
June 20, 2036	June 20, 1996	KC	8.25	98,984,000
December 1, 2036	March 8, 2006	DMTN158	2.00 Real Return	2,536,201,921	(12)
June 2, 2037	February 22, 2006	DMTN164	4.70	8,700,000,000
December 2, 2037	February 1, 2005	DMTN138	5.20	100,000,000

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$

PUBLICLY HELD DEBT (Cont’d)

PAYABLE IN CANADA IN CANADIAN DOLLARS

June 2, 2038	July 28, 2004	DMTN117	10.00	75,000,000	(13)
June 20, 2038	September 16, 1996	KG	8.10	120,000,000
July 13, 2038	July 29, 1998	LS	5.75	50,000,000
August 25, 2038	August 17, 1998	LT	6.00	86,500,000
June 2, 2039	January 15, 2008	DMTN182	4.60	9,600,000,000
July 13, 2039	February 2, 1999	MK	5.65	223,858,000
December 2, 2039	February 25, 2000	NE	5.70	1,489,000,000
July 13, 2040	April 18, 2002	DMTN44	6.20	100,000,000
June 2, 2041	June 15, 2010	DMTN204	4.65	11,368,000,000
December 2, 2041	August 15, 2001	DMTN10	6.20	340,000,000
March 8, 2042	December 4, 2001	DMTN29	6.00	41,000,000
June 2, 2042	January 18, 2002	DMTN33	6.00	240,000,000
June 2, 2043	February 24, 2003	DMTN62	5.75	75,000,000
June 2, 2043	January 31, 2012	DMTN214	3.50	11,000,000,000
June 2, 2044	September 13, 2006	DMTN169	4.60	27,000,000
January 10, 2045	May 25, 1995	JL	8.435	35,531,176	(14)
March 1, 2045	March 1, 1995	JK	9.50	150,000,000
June 2, 2045	August 31, 2005	DMTN153	4.50	175,000,000
June 2, 2045	May 10, 2013	DMTN220	3.45	15,525,000,000
June 2, 2046	May 24, 2006	DMTN166	4.85	154,700,000
December 2, 2046	February 2, 2015	DMTN228	2.90	12,850,250,000
June 2, 2047	February 28, 2007	DMTN176	4.50	158,000,000
June 2, 2048	May 6, 2008	DMTN184	4.70	50,000,000

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$

PUBLICLY HELD DEBT (Cont’d)

PAYABLE IN CANADA IN CANADIAN DOLLARS

June 2, 2054	July 22, 2008	DMTN185	4.60	40,000,000
June 2, 2062	November 8, 2012	DMTN216	3.25	475,000,000

				214,006,424,157
CPI adjustment to Real Return Swap				(51,607,614)	(12)

				213,954,816,543

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$

PUBLICLY HELD DEBT (Cont’d)

ONTARIO SAVINGS BONDS

June 21, 2016	June 21, 2009	Annual	Variable	5,115,800
June 21, 2016	June 21, 2009	Compound	Variable	6,325,700
June 21, 2016	June 21, 2011	Annual	Step-up	209,233,700
June 21, 2016	June 21, 2011	Compound	Step-up	98,961,100
June 21, 2016	June 21, 2013	Annual	Variable	5,134,100
June 21, 2016	June 21, 2013	Compound	Variable	6,803,000
June 21, 2016	June 21, 2013	Annual	1.50	5,502,400
June 21, 2016	June 21, 2013	Compound	1.50	5,635,100
June 21, 2017	June 21, 2010	Annual	3.75	9,789,400
June 21, 2017	June 21, 2010	Compound	3.75	8,681,100
June 21, 2017	June 21, 2012	Annual	Step-up	338,219,500
June 21, 2017	June 21, 2012	Compound	Step-up	219,220,800
June 21, 2017	June 21, 2014	Annual	Variable	4,162,800
June 21, 2017	June 21, 2014	Compound	Variable	7,527,900
June 21, 2017	June 21, 2014	Annual	1.35	3,422,000
June 21, 2017	June 21, 2014	Compound	1.35	3,261,700
June 21, 2018	June 21, 2011	Annual	3.20	6,599,100
June 21, 2018	June 21, 2011	Compound	3.20	6,362,700
June 21, 2018	June 21, 2013	Annual	Step-up	200,169,200
June 21, 2018	June 21, 2013	Compound	Step-up	79,678,400
June 21, 2018	June 21, 2015	Annual	Variable	3,116,600
June 21, 2018	June 21, 2015	Compound	Variable	2,794,200
June 21, 2018	June 21, 2015	Annual	0.90	2,137,400

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$

PUBLICLY HELD DEBT (Cont’d)

ONTARIO SAVINGS BONDS (Cont’d)

June 21, 2018	June 21, 2015	Compound	0.90	1,184,900
June 21, 2019	June 21, 2014	Annual	Step-up	294,411,800
June 21, 2019	June 21, 2014	Compound	Step-up	161,926,800
June 21, 2020	June 21, 2010	Annual	4.25	42,106,100
June 21, 2020	June 21, 2010	Compound	4.25	30,570,700
June 21, 2020	June 21, 2015	Annual	Step-up	30,724,000
June 21, 2020	June 21, 2015	Compound	Step-up	14,986,200
June 21, 2021	June 21, 2011	Annual	3.80	11,630,400
June 21, 2021	June 21, 2011	Compound	3.80	13,160,500
June 21, 2022	June 21, 2012	Annual	2.80	3,979,600
June 21, 2022	June 21, 2012	Compound	2.80	5,115,100
June 21, 2023	June 21, 2013	Annual	3.10	10,590,800
June 21, 2023	June 21, 2013	Compound	3.10	7,123,500
June 21, 2024	June 21, 2014	Annual	3.10	19,377,400
June 21, 2024	June 21, 2014	Compound	3.10	9,448,100
June 21, 2025	June 21, 2015	Annual	2.35	3,964,600
June 21, 2025	June 21, 2015	Compound	2.35	3,184,500

Active Series				1,901,338,700	(15)
Matured Series				58,530,000	(16)

TOTAL ONTARIO SAVINGS BONDS				1,959,868,700

TOTAL PAYABLE IN CANADA IN CANADIAN DOLLARS				215,914,685,243

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$

PUBLICLY HELD DEBT (Cont’d)

PAYABLE IN GLOBAL MARKET IN CANADIAN DOLLARS

October 9, 2018	October 9, 2014	G68	1.75	500,000,000
January 27, 2023	January 29, 2016	G72	1.95	750,000,000
February 7, 2024	February 7, 1994	HS	7.50	1,106,700,000

TOTAL PAYABLE IN GLOBAL MARKET IN CANADIAN DOLLARS				2,356,700,000

PAYABLE IN EUROPE IN CANADIAN DOLLARS

July 13, 2034	July 13, 1994	EMTN5	9.40	300,000,000

TOTAL PAYABLE IN EUROPE IN CANADIAN DOLLARS				300,000,000

Foreign Currency Debt					(17)

PAYABLE IN AUSTRALIA IN AUSTRALIAN DOLLARS

September 29, 2020	September 29, 2010	ADI2	6.25	500,000,000
August 22, 2024	August 22, 2014	ADI3	4.25	350,000,000
August 26, 2025	February 26, 2015	ADI4	3.10	265,000,000

TOTAL PAYABLE IN AUSTRALIA IN AUSTRALIAN DOLLARS				1,115,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 0.99597				1,110,507,220	(17a)

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$

PUBLICLY HELD DEBT (Cont’d)

PAYABLE IN EUROPE IN EURO

April 23, 2019	April 23, 2009	EMTN97	4.75	1,500,000,000
December 3, 2019	December 3, 2009	EMTN100	4.00	1,750,000,000
September 28, 2020	September 28, 2010	EMTN107	3.00	1,250,000,000
May 21, 2024	May 21, 2014	EMTN110	1.875	1,750,000,000
January 21, 2025	January 21, 2015	EMTN111	0.875	1,250,000,000
June 28, 2041	January 29, 2016	EMTN112	1.82	52,000,000

TOTAL PAYABLE IN EUROPE IN EURO				7,552,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 1.57146				11,867,643,483	(17b)

PAYABLE IN GLOBAL MARKET IN EURO

January 9, 2018	January 9, 2009	PU	3M Euribor + 1.39	120,000,000

TOTAL PAYABLE IN GLOBAL MARKET IN EURO				120,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 1.7180				206,160,000	(17c)

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$

PUBLICLY HELD DEBT (Cont’d)

PAYABLE IN JAPAN IN JAPANESE YEN

August 8, 2018	August 8, 2008	YL016	1.675	8,000,000,000

TOTAL PAYABLE IN JAPAN IN JAPANESE YEN				8,000,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 0.009444				75,550,891	(17d)

PAYABLE IN EUROPE IN JAPANESE YEN

June 8, 2020	June 7, 2010	EMTN105	1.65	36,900,000,000

TOTAL PAYABLE IN EUROPE IN JAPANESE YEN				36,900,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 0.011529				425,433,751

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$

PUBLICLY HELD DEBT (Cont’d)

PAYABLE IN EUROPE IN SOUTH AFRICAN RAND

September 20, 2016	September 20, 2006	EMTN78	9.00	60,000,000

TOTAL PAYABLE IN EUROPE IN SOUTH AFRICAN RAND				60,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 0.22710				13,626,244	(17a	)

PAYABLE IN EUROPE IN SWISS FRANCS

July 30, 2018	July 30, 2008	EMTN82	3.75	225,000,000
July 30, 2018	August 14, 2009	PY	2.525	100,000,000
December 14, 2018	August 14, 2009	PZ	2.59	100,000,000
April 29, 2019	April 29, 2009	EMTN95	3.375	225,000,000
December 4, 2019	December 4, 2009	EMTN99	2.50	275,000,000
May 7, 2020	May 7, 2010	EMTN101	2.375	400,000,000

TOTAL PAYABLE IN EUROPE IN SWISS FRANCS				1,325,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 1.12837				1,495,087,829	(17e)

PAYABLE IN CANADA IN U.S. DOLLARS

December 21, 2016	December 21, 2006	DMTN171	4.95	100,000,000

TOTAL PAYABLE IN CANADA IN U.S. DOLLARS				100,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 1.1555				115,550,000	(17f)

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$

PUBLICLY HELD DEBT (Cont’d)

PAYABLE IN UNITED STATES IN U.S. DOLLARS

November 23, 2017	November 23, 2012	USMTN2	3M Libor + 0.25	250,000,000

TOTAL PAYABLE IN THE UNITED STATES IN U.S. DOLLARS				250,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 1.01600				254,000,000	(17g	)

PAYABLE IN GLOBAL MARKET IN U.S. DOLLARS

April 27, 2016	April 27, 2006	PK	5.45	900,000,000
May 10, 2016	May 10, 2011	G54	2.30	3,000,000,000
July 22, 2016	July 23, 2013	G64	1.00	2,500,000,000
September 21, 2016	September 21, 2011	G56	1.60	2,000,000,000
November 28, 2016	November 28, 2006	PM	4.95	891,000,000
October 25, 2017	October 25, 2012	G60	1.10	2,250,000,000
December 15, 2017	December 15, 2010	G52	3.15	1,250,000,000

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$

PUBLICLY HELD DEBT (Cont’d)

February 14, 2018	February 14, 2013	G62	1.20	705,000,000
July 16, 2018	July 14, 2011	G55	3.00	1,000,000,000
September 27, 2018	September 27, 2013	G63	2.00	1,750,000,000
January 18, 2019	January 21, 2016	G71	1.625	2,500,000,000
January 30, 2019	January 30, 2014	G65	2.00	2,000,000,000
September 27, 2019	September 27, 2012	G59	1.65	1,250,000,000
October 7, 2019	October 7, 2009	G44	4.00	2,000,000,000
April 14, 2020	April 14, 2010	G48	4.40	2,000,000,000
May 21, 2020	May 21, 2015	G70	1.875	2,000,000,000
September 10, 2021	September 11, 2014	G67	2.50	2,000,000,000
June 29, 2022	June 29, 2012	G58	2.45	1,000,000,000
May 16, 2024	May 16, 2014	G66	3.20	1,250,000,000

TOTAL PAYABLE IN GLOBAL MARKET IN U.S. DOLLARS				32,246,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 1.16814				37,667,718,000	(17h)

TOTAL BONDS				271,802,662,661
UNAMORTIZED FOREIGN EXCHANGE GAINS/ (LOSSES)				(99,956,932)

TOTAL BONDS NET OF UNAMORTIZED
FOREIGN EXCHANGE GAIN/(LOSS)				271,702,705,729
TREASURY BILLS				13,216,900,000

U.S. COMMERCIAL PAPER (in U.S. Dollars)				5,084,247,000	(18)

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 1.37422				6,986,858,452

TOTAL PUBLICLY HELD DEBT				291,906,464,181

TOTAL NON-PUBLIC AND PUBLIC DEBT				302,092,191,164

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$

PUBLICLY HELD DEBT (Cont’d)

SCHOOL BOARD TRUST DEBT

Year ending March 31

2034	2004		5.90	891,000,000
Less: Sinking Fund				(216,934,152)

				674,065,848	(19)

TOTAL DEBT ISSUED FOR PROVINCIAL PURPOSES				302,766,257,012

CONSOLIDATION ADJUSTMENTS – OTHER GOVERNMENT ORGANIZATIONS

NON-PUBLIC DEBT ISSUED BY AGENCIES:
Ontario Mortgage and Housing Corporation				302,662,496
Ontario Immigrant Investor Corporation				708,712,000	(4)

PUBLIC DEBT ISSUED BY AGENCIES:
Infrastructure Ontario				300,000,000
Niagara Parks Commission				25,579,201
ORNGE				273,966,932
Ottawa Convention Centre				1,834,666

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$
ONTARIO SECURITIES HELD BY AGENCIES:

Bonds				(398,190,608)
Treasury Bills				(925,394,971)

TOTAL CONSOLIDATION ADJUSTMENTS				289,169,716	(20)

TOTAL PROVINCIAL PURPOSE DEBT AFTER CONSOLIDATION ADJUSTMENTS				303,055,426,728

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$

DEBT ISSUED FOR ONTARIO ELECTRICITY FINANCIAL CORPORATION (OEFC)

NON-PUBLIC DEBT

PAYABLE IN CANADA IN CANADIAN DOLLARS

Canada Pension Plan Investment Board:

2021	2001	CPP	6.08	19,375,000
2022	2002	CPP	6.17 to 6.29	172,961,000
2023	2003	CPP	6.16	38,130,000

TOTAL NON-PUBLIC DEBT				230,466,000	(3)

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$

PUBLICLY HELD DEBT

PAYABLE IN CANADA IN CANADIAN DOLLARS

September 8, 2016	February 16, 2011	DMTN208	3.20	193,000,000
March 8, 2017	January 12, 2007	DMTN173	4.30	2,300,000,000
November 23, 2017	November 23, 2012	DMTN217	3M CBA + 0.25	205,000,000
March 8, 2018	March 10, 2008	DMTN183	4.20	1,440,000,000
June 2, 2018	June 6, 2005	DMTN79	5.50	110,000,000
September 8, 2018	July 22, 2013	DMTN218	2.10	372,000,000
June 2, 2019	April 27, 2009	DMTN195	4.40	800,000,000
September 9, 2019	June 5, 2014	DMTN225	2.10	100,000,000
June 2, 2020	February 22, 2005	DMTN140	4.85	29,000,000
June 2, 2020	April 22, 2010	DMTN200	4.20	775,000,000
June 2, 2021	April 15, 2011	DMTN207	4.00	85,000,000
June 2, 2022	May 3, 2012	DMTN212	3.15	478,300,000
June 2, 2023	November 6, 2012	DMTN215	2.85	2,777,300,000
September 8, 2023	November 29, 2004	HP	8.10	50,000,000
June 2, 2024	November 25, 2013	DMTN223	3.50	1,550,000,000
June 2, 2025	January 9, 2015	DMTN227	2.60	1,050,000,000
June 2, 2027	February 11, 2000	KJ	7.60	100,500,000
August 25, 2028	April 13, 1999	LQ	6.25	78,600,000
December 1, 2036	October 4, 2005	DMTN158	2.00 Real Return	828,051,000	(12)
June 2, 2037	September 1, 2006	DMTN164	4.70	400,000,000
June 2, 2039	July 10, 2009	DMTN182	4.60	100,000,000
June 2, 2041	March 9, 2011	DMTN204	4.65	282,000,000
June 2, 2043	May 15, 2012	DMTN214	3.50	200,000,000
June 2, 2045	October 1, 2013	DMTN220	3.45	525,000,000
December 2, 2046	February 2, 2015	DMTN228	2.90	149,750,000

TOTAL PAYABLE IN CANADA IN CANADIAN DOLLARS				14,978,501,000

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$

PUBLIC HELD DEBT (Cont’d)

Foreign Currency Debt					(17)

PAYABLE IN AUSTRALIA IN AUSTRALIAN DOLLARS

November 30, 2016	November 30, 2006	AUD1	6.00	300,000,000

TOTAL PAYABLE IN AUSTRALIA IN AUSTRALIAN DOLLARS				300,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 0.87509				262,525,500	(17i)

PAYABLE IN GLOBAL MARKET IN EURO

October 9, 2017	January 9, 2009	PU	3M Euribor + 1.39	105,000,000

TOTAL PAYABLE IN GLOBAL MARKET IN EURO				105,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $1.70800				179,340,000	(17i)

PAYABLE IN EUROPE IN SWISS FRANCS

May 27, 2016	May 27, 2008	EMTN80	3.375	200,000,000
July 30, 2018	December 29, 2008	EMTN82	3.75	125,000,000

TOTAL PAYABLE IN EUROPE IN SWISS FRANCS				325,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $ 1.15472				375,283,820	(17i)

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$

PAYABLE IN EUROPE IN U.S. DOLLARS

December 18, 2018	December 18, 2008	EMTN93	4.28	60,000,000

TOTAL PAYABLE IN EUROPE IN U.S. DOLLARS				60,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $1.22750				73,650,000	(17i)

PAYABLE IN GLOBAL MARKET IN U.S. DOLLARS

February 14, 2018	February 14, 2013	G62	1.20	295,000,000

TOTAL PAYABLE IN GLOBAL MARKET IN U.S. DOLLARS				295,000,000

CANADIAN DOLLAR EQUIVALENT EXCHANGE RATE OF $1.00000				295,000,000	(17i)

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$

PUBLIC HELD DEBT (Cont’d)

TOTAL BONDS				16,164,300,320
UNAMORTIZED FOREIGN EXCHANGE GAINS/(LOSSES)				23,580,681

TOTAL BONDS NET OF UNAMORTIZED FOREIGN EXCHANGE GAIN/ (LOSS)				16,187,881,001
TREASURY BILLS				1,629,624,000

TOTAL PUBLICLY HELD DEBT				17,817,505,001

TOTAL DEBT ISSUED BY THE PROVINCE FOR OEFC				18,047,971,001

DIRECTOEFCDEBT				6,309,619,000

TOTAL OEFC DEBT				24,357,590,001

TOTAL CONSOLIDATED DEBT				327,413,016,729

Date of Maturity	Date of Issue	Series	Interest Rate	Outstanding	Reference
			%	$

DEBT ISSUED FOR INVESTMENT PURPOSES*

ONTARIO POWER GENERATION INC				5,126,000,000
HYDRO ONE INC				3,759,000,000

TOTAL DEBT ISSUED FOR INVESTMENT PURPOSES				8,885,000,000

*	Debt for Investment Purposes, as a result of a debt for equity swap between the Province and Ontario Power Generation Inc. and Hydro One Inc., is eliminated upon consolidation.

References:

1.	All debt issues are non-callable, except as stated in the notes below. Debt is payable at a fixed rate, or a floating rate with reference to a stated index, reset usually every three months (3M). These floating rate indices are CBA - Canadian Bankers’ Acceptance Rate, Euribor - Euro Interbank Offered Rate, and Libor - London Interbank Offered Rate.
2.	The following debt series are issued for Provincial purposes and for OEFC: DMTN208, DMTN173, DMTN217, DMTN183, DMTN79, DMTN218, DMTN195, DMTN225, DMTN140, DMTN200, DMTN207, DMTN212, DMTN215, HP, DMTN223, DMTN227, KJ, LQ, DMTN158, DMTN164, DMTN182, DMTN204, DMTN214, DMTN220, DMTN228, PU, EMTN82 and G62.
3.	The Canada Pension Plan Investment Board (CPPIB) invests funds in the Province of Ontario’s non-marketable securities. Effective July 1, 2005, under a side-letter agreement signed between the CPPIB and the Province, CPPIB offered the Province upon maturity of the debentures held to the credit of the Canada Pension Plan Investment Fund (CPPIF) that were issued before January 1, 1998, an option of issuing new replacement debentures to the CPPIB with a maximum term of 30 years (minimum term of 5 years and with subsequent roll over options subject to the 30 years maximum from the date of issue of the first replacement debenture) at a rate based on the capital market rates at the time of roll over. These debentures are not negotiable or transferable and are assignable only to a wholly-owned subsidiary of the Canada Pension Plan Investment Board. On April 1, 2007, all debentures held to the credit of the CPPIF or purchased by the Minister of Finance of Canada in accordance with Section 110 of the Canada Pension Plan were transferred to the CPPIB.
4.	OIIC: Total outstanding amount is $709 million which is invested directly with the Province of Ontario and Infrastructure Ontario.
5.	CMHC: The terms of these debentures require that equal payments be made each year until their maturity. Each payment consists of blended principal and interest.
6.	The Province entered into interest rate agreements for certain Canadian bonds to effectively convert their interest rate obligations according to the Province’s risk management strategy. These bonds and effective rates are: DMTN209 2.83%, DMTN196 3.73%, DMTN210 2.77%, DMTN211 2.31%, DMTN173 3M CBA rate – 0.279% ($210 million), DMTN219 1.95%, DMTN217 1.88%, DMTN221 2.19% ($475 million), DMTN79 3M CBA – 0.05% ($125 million), DMTN222 2.52% ($531 million), DMTN224 2.14%, DMTN105 3M CBA – 0.03%, DMTN195 3M CBA rate + 0.55% ($600 million), DMTN226 1.91%, DMTN180 4.52%, and DMTN116 4.22%.
7.	DMTN149: Bonds are extendible at the option of the bondholders on the initial maturity date of June 2, 2016 to the final maturity date of June 2, 2035 and, if extended, are exchangeable at the option of the bondholders on June 13, 2016 for Series DMTN119 at par. Interest is payable semi-annually at 3.6% until June 2, 2016 and 4.8% thereafter, if extended. In addition, the Province entered into interest rate agreements that effectively converted the interest rate on this obligation to a rate of 4.67%.
8.	DMTN152: Bonds are extendible at the option of the bondholders on the initial maturity date of December 2, 2016 to the final maturity date of June 2, 2035 and, if extended, are exchangeable on December 14, 2016 for Series DMTN119 at par. Interest is payable semi-annually at 3.75% until the initial maturity date and thereafter at 4.75%, if extended. In addition, the Province entered into interest rate agreements that effectively converted the interest rate on this obligation to a rate of 4.76%.
9.	MH: The terms of these debentures require that a special one-time interest payment of 25% of the principal amount outstanding be made at maturity.
10.	DMTN157: Interest is payable semi-annually at 15.0% until January 13, 2006 and thereafter at 5.0%.
11.	Series HZ, JA, JB, JC, JD: These are zero coupon bonds which require unequal payments consisting of principal and interest to be made at predetermined irregular intervals with final payment on January 10, 2035. During the fiscal year 2015-16, principal repaid was $0.1 million. The total principal and interest to be payable over the life of these bonds is $1,092 million.
12.	DMTN158: This Real Return Bond bears interest to the index adjusted principal in relation to All-Items Consumer Price Index for Canada (the “CPI”), issued with a base index of 127.54839 on October 4, 2005. Consequent to the change of official time base reference period from 1992 to 2002 by the Bank of Canada on June 19, 2007, the base index has been changed to 107.18352. Total issue size is $2,844 million in principal, of which $700 million has been on-lent to OEFC, and $300 million has been swapped effectively to a nominal debt paying a fixed rate of 4.22%. The amount outstanding represents the indexed value of the principal.
13.	DMTN117: The bond was issued at a high premium in 2004 to offer a yield of 5.74%.
14.	JL: The terms of these debentures require unequal payments, consisting of both principal and interest, to be made at predetermined irregular intervals with the final payment on January 10, 2045. The total principal and interest to be payable over the life of the debenture is $1,325 million.

15.	OSB: Ontario Savings Bonds are redeemable at the option of the holders on June 21 and December 21 and for 14 calendar days following the redemption date of June 21 and December 21, with the exception of Fixed-Rate bonds which are redeemable at maturity only. Starting in 2009, Variable Rate Bonds are redeemable annually only on June 21. All current outstanding OSBs may be redeemed upon the death of the beneficial owner. OSB - Fixed Rate: In 2009, fixed rate bonds were issued for a term of two, three and five years. In 2010 and 2011, fixed rate bonds were issued for a term of three, seven and ten years. In 2012, 2013, 2014 and 2015, fixed-rate bonds were issued for a term of three and ten years only.

OSB - Step-up Rate:

2011 Series: Interest is payable at 1.25%, 1.5%, 2.0%, 2.5%, and 3.75%,

2012 Series: Interest is payable at 1.25%, 1.5%, 1.75%, 2.0%, and 2.25%,

2013 Series: Interest is payable at 1.25%, 1.5%, 1.75%, 2.0%, and 2.25%,

2014 Series: Interest is payable at 1.25%, 1.5%, 2.0%, 2.25% and 2.5%,

2015 Series: Interest is payable at 0.75%, 0.9%, 1.05%, 1.2% and 1.35%,

in year 1, 2, 3, 4 and 5 respectively.

OSB – Variable Rate:

Starting in 2009, the interest rate on the Variable Rate Bond is reset yearly, on June 21 only.

16.	OSB: The outstanding amount represent bonds matured but not yet presented for redemption. Interest is payable on these bonds only up to the maturity date.
17.	All foreign currency debt has been converted into Canadian dollar equivalents at the rates of the currency exchange agreements if the debt was hedged, or at year end exchange rates if unhedged. 98.4 per cent of foreign currency debt is hedged as at March 31, 2016. The exchange rates of foreign currencies to Canadian dollars as at March 31, 2016 are: Australian dollar 0.99569, euro 1.477479, Japanese yen 0.011529, South African rand 0.088067, Swiss franc 1.350966, United States dollar 1.2974. In addition, the Province entered into interest rate agreements that effectively converted these interest rate obligations in accordance with the Province’s risk management strategies. These bonds and effective rates are:

(a)	Australia in AUD 3.21%, EMTN in ZAR 4.97%
(b)	EMTN in Euro: 3.54% ($10,084 million), 3M CBA + 1.37% ($1,784 million)
(c)	Global in Euro: 4.00%
(d)	Japan in Yen: 4.35%
(e)	EMTN in CHF: 4.45% ($955 million)
(f)	Canada in USD: 4.49%
(g)	US in USD: 1.84% ($254 million)
(h)	Global in USD: 3.46% ($18,943 million), 3M CBA + 0.20% ($14,360 million), 0.92% ($4,365 million)

The OEFC also entered into interest rate agreements that effectively converted these interest rate obligations in accordance with the OEFC’s risk management strategies. These bonds and effective rates are:

(i)	Australia in AUD 4.24%, Global in Euro 4.0%, EMTN in CHF 4.95%, EMTN in USD 4.22%, Global in USD 3M CBA + 0.32%.

18.	U.S. Commercial Paper issues are discount notes with maturities up to 270 days.
19.	SBT: A School Board Trust was created in June 2003 to permanently refinance debt incurred by 55 school boards. The Trust issued 30-year sinking fund debentures amounting to $891 million and $882 million of the proceeds was provided to the 55 school boards in exchange for the irrevocable right to receive future transfer payments from the Province. An annual transfer payment is made by the Ministry of Education to the Trust’s sinking fund under the School Board Operating Grant program to retire the debt over 30 years.
20.	Total consolidation adjustments include third party debt issued by other government organizations and the elimination of provincial debt held by these organizations. The following are the provincial debt held by other government organizations (in millions):

Ontario Bonds:

AgriCorp: $18m DMTN132 and $20m DMTN173.

Forest Renewal Trust: $1m DMTN215 and $3m DMTN207.

Infrastructure Ontario: $17m DMTN195, $62m DMTN218, $88m DMTN223 and $6m DMTN225.

Ontario Energy Board: $3m DMTN173 and $1m DMTN208.

Ontario Trillium Foundation: $12m DMTN173, $12m DMTN208, $12m DMTN218 and $12m DMTN213.

Ontario Immigrant Investor Corporation: $132m OIIC 139-180.

Treasury Bills:

Northern Ontario Heritage Fund Corporation: $200m, Ontario Capital Growth Corporation: $84m, Ontario

Immigrant Investor Corporation: $107m, Infrastructure Ontario: $500m, Forest Renewal Trust: $3m and Ontario

Trillium Foundation: $31m.

SEC Registered Debt Outstanding for Province of Ontario

Date of Maturity	Date of Issue	Series	Interest Rate (%)	Issuing Currency	Outstanding

October 25, 2017	October 25, 2012	G60	1.10	USD	2,250,000,000
November 23, 2017	November 23, 2012	USMTN2	3M LIBOR + 0.25	USD	250,000,000
December 15, 2017	December 15, 2010	G52	3.15	USD	1,250,000,000
January 9, 2018	January 9, 2009	PU	3M EURIBOR + 1.39	EUR	120,000,000
February 14, 2018	February 14, 2013	G62	1.20	USD	705,000,000
July 16, 2018	July 14, 2011	G55	3.00	USD	1,000,000,000
September 27, 2018	September 27, 2013	G63	2.00	USD	1,750,000,000
October 9, 2018	October 9, 2014	G68	1.75	CAD	500,000,000
January 18, 2019	January 21, 2016	G71	1.625	USD	2,500,000,000
June 17, 2019	June 17, 2016	G73	1.25	USD	1,750,000,000
January 30, 2019	January 30, 2014	G65	2.00	USD	2,000,000,000
September 27, 2019	September 27, 2012	G59	1.65	USD	1,250,000,000
October 7, 2019	October 7, 2009	G44	4.00	USD	2,000,000,000
April 14, 2020	April 14, 2010	G48	4.40	USD	2,000,000,000
May 21, 2020	May 21, 2015	G70	1.875	USD	2,000,000,000
September 10, 2021	September 11, 2014	G67	2.50	USD	2,000,000,000
June 29, 2022	June 29, 2012	G58	2.45	USD	1,000,000,000
January 27, 2023	January 29, 2016	G72	1.95	CAD	750,000,000
February 7, 2024	February 7, 1994	HS	7.50	CAD	1,106,700,000
May 16, 2024	May 16, 2014	G66	3.20	USD	1,250,000,000
April 27, 2026	April 27, 2016	G69	2.50	USD	1,000,000,000

SEC Registered Debt Outstanding Issued by the Province for Ontario Electricity Financial Corporation (OEFC)

				Issuing
Date of Maturity	Date of Issue	Series	Interest Rate (%)	Currency	Outstanding

October 9, 2017	January 9, 2009	PU	3M EURIBOR + 1.39	EUR	105,000,000
February 14, 2018	February 14, 2013	G62	1.20	USD	295,000,000

Ontario Electricity Industry

Ontario Electricity Financial Corporation (OEFC), a Crown agency, is the legal continuation of Ontario Hydro and is responsible for the management of that corporation’s debt and other liabilities that were not transferred to successor companies as part of the restructuring of Ontario Hydro in 1999, including the administration of certain power purchase agreements with non-utility generators. As at March 31, 2016, OEFC had total debt of $24.3 billion (2015, $25.3 billion). $18 billion of OEFC’s debt as at March 31, 2016 (2015, $19 billion) is held by the Province and included in total debt and other liabilities.

Ontario Hydro’s successor companies include Ontario Power Generation Inc. (OPG), a generation business wholly owned by the Province, and Hydro One Inc., a transmission and distribution business. Hydro One Inc. is now a subsidiary of Hydro One Limited (“Hydro One”) and, following an initial public offering on November 5, 2015, and a secondary offering in April 2016, the Province’s ownership was reduce to about 70% of the common shares in Hydro One. Legislation restricts the Province from owning less than 40% of the voting securities in Hydro One. Other Ontario Hydro successor companies are the Independent Electricity System Operator (IESO), the electricity system and market operator and the Electrical Safety Authority, which is responsible for electricity safety inspection.

Pursuant to various transfer orders (“Transfer Orders”), assets of the former Ontario Hydro were transferred to OPG, Hydro One Inc. and the IESO in exchange for debt. The Province assumed a portion of OPG’s and Hydro One Inc.’s debt in exchange for equity, in order to provide them with commercially acceptable capital structures. As of March 31, 2016, OEFC held notes receivable in the amount of $3.5 billion from OPG, $90 million from the IESO and $8.9 billion from the Province. OEFC provided indemnities, guaranteed by the Province, to OPG and Hydro One Inc. in connection with the Transfer Orders; those indemnities were terminated as of May 31, 2006 and October 31, 2015 respectively.

As of April 1, 1999, the Ministry of Finance estimated the amount of OEFC’s debt and other liabilities that, in the opinion of the Minister of Finance, could not reasonably be serviced and retired in a competitive electricity market (the “stranded debt”) to be approximately $20.9 billion. OEFC’s unfunded liability is the net deficiency of OEFC’s assets over its liabilities. The opening unfunded liability of $19.4 billion as at April 1, 1999 represented the stranded debt adjusted for $1.5 billion of additional assets transferred to OEFC. OEFC’s unfunded liability at at March 31, 2016 was $4.4 billion.

As part of the restructuring of the electricity sector, a long-term plan provides for certain dedicated revenue streams to service and retire OEFC’s debt and other liabilities. These revenue streams are established under the Electricity Act, 1998 (“Electricity Act”) and include payments-in-lieu of property taxes and federal and provincial corporate income taxes currently paid by OPG and the municipal electricity utilities. As a result of an initial public offering on November 5, 2015, Hydro One is no longer subject to payments-in-lieu of federal and provincial corporate income taxes and starts paying normal corporate income taxes. The Minister of Finance has legislative authority to make payments to the OEFC equal to the amount of provincial corporate tax payable by Hydro One Inc. under the Taxation Act, 2007.

The Province, as shareholder, is eligible to receive dividend payments on its shares in OPG and Hydro One. Pursuant to the government’s commitment to keep electricity income in the electricity sector, the Province’s proportionate share of the cumulative combined net income of OPG and Hydro One in excess of the Province’s cumulative interest expenditure on its investment in the companies is allocated to OEFC for purposes of debt retirement (“electricity sector dedicated income”).

Under the Electricity Act, a Debt Retirement Charge (DRC) of 0.7 cents per kilowatt hour is levied on most Ontario electricity users and payable to OEFC. Prior to January 1, 2016, the DRC was payable by most electricity consumers. As of January 1, 2016, residential electricity users will be exempted from paying the DRC. The government introduced legislation, passed on December 10, 2015, the Budget Measures Act, 2015 to legislate a fixed end-date for the DRC of April 1, 2018, for commercial, industrial and all other users.

The Electricity Act and the Ontario Energy Board Act, 1998 set out the legislative framework for Ontario’s electricity market and restructuring of Ontario Hydro. Open, non-discriminatory access to transmission and distribution systems commenced May 1, 2002. Since 2005, electricity prices payable by consumers reflect a blend of contract prices, regulated prices for OPG’s output from its price-regulated nuclear and hydroelectric plants, and market prices. Regulated prices for OPG are approved by the Ontario Energy Board (OEB). The OEB also sets the commodity price payable by low volume and certain other specified consumers under the Regulated Price Plan (RPP). The IESO finances any differences between prices under the RPP and the actual supply cost of electricity, with any shortfall or surplus to be recovered or returned through the setting of RPP prices in the following period.

The Province, OPG and certain subsidiaries of OPG are parties to the Ontario Nuclear Funds Agreement (ONFA), which governs the establishment, funding and management of segregated funds to ensure sufficient funds are available to pay the costs of nuclear station decommissioning, low and intermediate level nuclear waste management and nuclear used fuel waste management.

Under ONFA, the Province is liable to make payments should the cost estimate for nuclear used fuel waste management rise above specified thresholds, for a fixed volume of used fuel. The likelihood and amount by which the cost estimate could rise above these thresholds cannot be determined at this time. The cost estimate will be updated periodically to reflect new developments in the management of nuclear used fuel waste.

As well, under ONFA, the Province guarantees a return of 3.25% over the Ontario Consumer Price Index for the portion of the nuclear used fuel waste management segregated fund related to the fixed volume of used fuel. If the earnings on assets in that fund related to the fixed volume exceed the guaranteed rate, the Province is entitled to the excess.

Two agreements are in place to satisfy the Canadian Nuclear Safety Commission (CNSC) licensing requirements for financial guarantees in respect of OPG’s nuclear station decommissioning and nuclear waste management obligations. One agreement gives the CNSC access (in prescribed circumstances) to the segregated funds established under ONFA. The other agreement between the Province and the CNSC provides a direct provincial guarantee to the CNSC on behalf of OPG. This guarantee, for up to $1.551 billion, effective January 1, 2013, relates to the portion of the decommissioning and waste management obligations not funded by the estimated value of ONFA funds as at January 1, 2013. In return, the Province receives from OPG an annual fee equal to 0.5% of the value of the guarantee. The current provincial guarantee is in effect through the end of 2017.

CONTINGENT LIABILITIES –

OBLIGATIONS GUARANTEED BY THE PROVINCE OF ONTARIO

As at March 31, 2016

LOANS GUARANTEED

	Year of Issue	Rate of Interest	Outstanding March 31, 2015	References
		%	$

MINISTRY OF AGRICULTURE AND FOOD / RURAL AFFAIRS

Commodity Loan Guarantee Program	Ongoing	Prime	9,956,396	(1)
Feeder Cattle Loan Guarantee Program	Ongoing	Various	27,617,214	(2)
FarmPlus Rural Loan Pool Program	Pre-2006	Various	35,596

TOTAL MINISTRY OF AGRICULTURE AND FOOD / RURAL AFFAIRS			37,609,206

MINISTRY OF TRAINING, COLLEGES AND UNIVERSITIES

Ontario Student Loan Plan:
Class “A”	Various	Prime	1,392,242
Class “B”	Various	Prime + 1	87,709
Class “C”	Various	Prime + 1	25,960,404

TOTAL MINISTRY OF TRAINING, COLLEGES AND UNIVERSITIES			27,440,355

TOTAL LOANS GUARANTEED			65,049,561

CONTINGENT LIABILITIES – OBLIGATIONS GUARANTEED BY THE

PROVINCE OF ONTARIO – Concluded

As at March 31, 2016

OTHER GUARANTEES

	Year of	Rate of	Outstanding
	Issue	Interest	March 31, 2016	References
		%	$

MINISTRY OF FINANCE

Loan Facility by United Communities Credit Union Ltd. to Pelee Island Co-operative Association	2010	4.75	513,936	(3)
Loan Guarantees under Aboriginal Loan Guarantee Program	2011	Various	191,000,000	(4)

TOTAL MINISTRY OF FINANCE			191,513,936

TOTAL OTHER GUARANTEES			191,513,936

TOTAL LOANS AND OTHER GUARANTEES			256,563,497

FINANCIAL GUARANTEES – MINISTRY OF FINANCE:

Two agreements are in place to satisfy the Canadian Nuclear Safety Commission (CNSC) licensing requirements for financial guarantees in respect of OPG’s nuclear station decommissioning and nuclear waste management obligations. One agreement gives the CNSC access (in prescribed circumstances) to the segregated funds established under ONFA. The other agreement between the Province and the CNSC provides a direct Provincial guarantee to the CNSC on behalf of OPG. This guarantee, for up to $1.551 billion, effective January 1, 2013, relates to the portion of the decommissioning and waste management obligations not funded by the estimated value of ONFA Funds as at January 1, 2013 and will remain effective until the end of 2017. In return, the Province receives from OPG an annual fee equal to 0.5 per cent of the value of the guarantee.

References:

1.	The Province’s maximum liability for the program is $120,000,000.
2.	The Province’s maximum liability for the program is $130,000,000.
3.	The Province has guaranteed the repayment of loan facility made by United Communities Credit Union Limited to Pelee Island Cooperative Association for a period beginning May 11, 2010 and ending at the earliest of April 1, 2015 or repayment of all the amounts borrowed. The guarantee shall be extended accordingly but not to extend beyond April 1, 2035. The maximum amount guaranteed is $ 0.6 million plus any unpaid interest, costs and expenses thereon.
4.	The Province has provided seven loan guarantees under Aboriginal Loan Guarantee Program: two in the fiscal year 2011-12, two in the fiscal year 2013-14, one in the fiscal year 2014-15 and two in fiscal year 2015-16 for a combined total of over $200 million. Borrowers pay the Province an annual loan guarantee fee of 0.15% of the guaranteed amount. The Aboriginal Loan Guarantee Program provides loan guarantees to support Aboriginal equity participation in renewable energy generation and transmission projects and has a maximum program envelope of $650 million.

Economic Data Tables

The following tables present a comprehensive review of Ontario’s economy including, GDP information, imports and exports, demographics and labour markets between 2002-2015.

Ontario, Gross Domestic Product, 2002–2015							Table 1
	($ Billions)
	2002	2003	2004	2005	2006	2007	2008
Real GDP (chained $2007)	545.9	552.1	567.6	585.8	596.8	601.7	601.7
Household Consumption	279.2	287.4	295.3	306.3	316.1	328.2	336.2
Government	116.7	122.0	126.7	128.9	134.6	135.2	140.4
Residential Construction	36.4	36.9	38.7	39.4	39.7	40.7	38.8
Non-residential Construction	13.9	13.5	13.4	13.6	15.3	16.3	15.4
Machinery and Equipment	19.9	21.3	23.1	26.0	28.2	28.0	28.3
Exports	312.1	312.8	328.5	335.9	338.3	339.5	317.8
Imports	254.2	262.4	280.7	289.5	300.9	312.4	304.9
Nominal Gross Domestic Product	494.8	509.5	533.4	556.6	578.2	601.7	608.4

Table 1 (continued)	($ Billions)
	2009	2010	2011	2012	2013	2014	2015
Real GDP (chained $2007)	582.9	600.1	614.6	622.7	631.9	648.9	665.0
Household Consumption	335.9	348.2	354.1	359.4	366.9	377.2	387.2
Government	146.7	154.7	152.2	150.8	148.5	149.9	152.8
Residential Construction	36.5	39.4	40.9	42.8	42.0	42.3	45.3
Non-residential Construction	14.5	14.8	18.1	19.6	18.7	20.2	22.1
Machinery and Equipment	21.7	23.8	24.6	24.3	21.6	22.6	24.1
Exports	276.1	298.3	313.8	321.4	332.3	347.0	356.6
Imports	270.9	302.1	317.6	320.7	323.7	336.8	349.1
Nominal Gross Domestic Product	597.9	631.0	659.7	680.1	695.3	728.0	763.3

Source:	Statistics Canada.

Ontario, Growth in Gross Domestic Product, 2002–2015							Table 2
	(Per Cent Change)
	2002	2003	2004	2005	2006	2007	2008
Real GDP (chained $2007)	3.4	1.1	2.8	3.2	1.9	0.8	0.0
Household Consumption	4.0	2.9	2.7	3.7	3.2	3.8	2.4
Government	2.8	4.5	3.9	1.7	4.4	0.4	3.9
Residential Construction	9.9	1.3	5.0	1.7	0.9	2.5	(4.7)
Non-residential Construction	2.6	(2.8)	(1.2)	2.1	11.9	6.9	(5.3)
Machinery and Equipment	(7.6)	7.0	8.3	12.5	8.5	(0.8)	1.3
Exports	1.7	0.2	5.0	2.2	0.7	0.4	(6.4)
Imports	2.3	3.2	7.0	3.2	3.9	3.8	(2.4)
Nominal Gross Domestic Product	5.5	3.0	4.7	4.4	3.9	4.1	1.1

Table 2 (continued)	(Per Cent Change)
	2009	2010	2011	2012	2013	2014	2015
Real GDP (chained $2007)	(3.1)	3.0	2.4	1.3	1.5	2.7	2.5
Household Consumption	(0.1)	3.6	1.7	1.5	2.1	2.8	2.7
Government	4.5	5.5	(1.6)	(0.9)	(1.6)	0.9	1.9
Residential Construction	(6.0)	8.1	3.6	4.7	(1.9)	0.7	7.2
Non-residential Construction	(5.9)	1.6	22.7	8.0	(4.4)	7.7	9.7
Machinery and Equipment	(23.4)	9.7	3.2	(0.9)	(11.1)	4.3	6.8
Exports	(13.1)	8.0	5.2	2.4	3.4	4.4	2.8
Imports	(11.2)	11.5	5.1	1.0	0.9	4.0	3.7
Nominal Gross Domestic Product	(1.7)	5.5	4.6	3.1	2.2	4.7	4.9

Source:	Statistics Canada.

Ontario, Selected Economic Indicators, 2002–2015							Table 3
	2002	2003	2004	2005	2006	2007	2008
Retail Sales ($ Billions)	121.0	125.1	128.9	135.1	140.6	146.0	151.7
Housing Starts – Units (000s)	83.6	85.2	85.1	78.8	73.4	68.1	75.1
Primary Household Income ($ Billions)	323.2	332.9	349.1	364.9	381.9	403.4	414.7
Net Operating Surplus – Corporations ($ Billions)	65.7	68.4	70.5	74.9	74.3	73.3	66.0
Consumer Price Index (2002 = 100)	100.0	102.7	104.6	106.9	108.8	110.8	113.3
Labour Force (000s)	6,496	6,677	6,772	6,834	6,887	6,992	7,074
Employment (000s)	6,034	6,213	6,314	6,381	6,452	6,546	6,610
Unemployment Rate (%)	7.1	6.9	6.8	6.6	6.3	6.4	6.6

Table 3 (continued)
	2009	2010	2011	2012	2013	2014	2015
Retail Sales ($ Billions)	148.1	156.3	161.9	164.5	168.3	176.7	184.1
Housing Starts – Units (000s)	50.4	60.4	67.8	76.7	61.1	59.1	70.2
Primary Household Income ($ Billions)	412.8	424.3	444.1	459.1	472.9	490.0	511.8
Net Operating Surplus – Corporations ($ Billions)	56.0	74.4	83.4	85.9	84.8	97.5	106.4
Consumer Price Index (2002 = 100)	113.7	116.5	120.1	121.8	123.0	125.9	127.4
Labour Force (000s)	7,080	7,161	7,227	7,276	7,384	7,419	7,426
Employment (000s)	6,433	6,538	6,658	6,703	6,823	6,878	6,923
Unemployment Rate (%)	9.1	8.7	7.9	7.9	7.6	7.3	6.8

Sources:	Statistics Canada and Canada Mortgage and Housing Corporation.

Ontario, Selected Economic Indicators, Annual Change, 2002–2015							Table 4
	(Per Cent Change)
	2002	2003	2004	2005	2006	2007	2008
Retail Sales	5.9	3.4	3.0	4.8	4.0	3.8	3.9
Housing Starts	14.1	1.9	(0.1)	(7.4)	(6.8)	(7.2)	10.2
Primary Household Income	2.4	3.0	4.9	4.5	4.6	5.6	2.8
Net Operating Surplus – Corporations	21.8	4.2	3.0	6.3	(0.9)	(1.4)	(9.9)
Consumer Price Index	2.0	2.7	1.9	2.2	1.8	1.8	2.3
Labour Force	2.8	2.8	1.4	0.9	0.8	1.5	1.2
Employment	1.9	3.0	1.6	1.1	1.1	1.4	1.0

Table 4 (continued)	(Per Cent Change)
	2009	2010	2011	2012	2013	2014	2015
Retail Sales	(2.4)	5.5	3.6	1.6	2.3	5.0	4.2
Housing Starts	(32.9)	20.0	12.2	13.2	(20.4)	(3.2)	18.6
Primary Household Income	(0.5)	2.8	4.7	3.4	3.0	3.6	4.4
Net Operating Surplus – Corporations	(15.2)	32.9	12.1	3.0	(1.2)	14.9	9.1
Consumer Price Index	0.4	2.5	3.1	1.4	1.0	2.4	1.2
Labour Force	0.1	1.1	0.9	0.7	1.5	0.5	0.1
Employment	(2.7)	1.6	1.8	0.7	1.8	0.8	0.7

Sources:	Statistics Canada and Canada Mortgage and Housing Corporation.

Ontario, Real Gross Domestic Product by Industry at Basic Prices, 2012–2015				Table 5
	($2007 Chained Millions)
	2012	2013	2014	2015
Goods Producing Industries	136,103	136,622	139,888	142,289
Primary	12,680	13,720	13,684	13,322
Utilities	11,542	11,510	11,602	11,278
Construction	34,823	35,065	35,604	37,551
Manufacturing[1]	76,494	75,766	78,440	79,290
Services Producing Industries	442,389	449,954	461,770	474,789
Wholesale Trade	38,662	40,144	42,158	43,873
Retail Trade	29,562	31,074	32,422	33,625
Transportation and Warehousing	21,905	22,351	23,428	24,255
Information and Cultural (incl. Telecommunications)	21,567	21,310	21,650	21,803
Finance and Insurance	52,786	54,991	57,149	60,350
Real Estate and Leasing	77,240	78,825	80,799	83,619
Professional and Administrative Services	54,474	54,796	55,783	57,033
Management of Companies and Enterprises	4,559	4,831	4,848	5,024
Education	33,975	34,475	34,852	35,076
Health Care and Social Services	39,631	39,074	39,692	40,540
Arts, Entertainment and Recreation	4,369	4,370	4,425	4,758
Accommodation and Food	10,861	11,436	11,863	12,217
Other Services	11,118	11,521	11,800	11,816
Public Administration	41,733	41,227	41,644	41,807
Total Production	578,794	586,913	602,010	617,457

[1]	See Table 7 for detailed manufacturing industries.

Source:	Statistics Canada.

Ontario, Growth in Real Gross Domestic Product by Industry at Basic Prices, 2012–2015				Table 6
	(Per Cent Change)
	2012	2013	2014	2015
Goods Producing Industries	1.5	0.4	2.4	1.7
Primary	(0.7)	8.2	(0.3)	(2.6)
Utilities	(3.9)	(0.3)	0.8	(2.8)
Construction	2.8	0.7	1.5	5.5
Manufacturing[1]	2.0	(1.0)	3.5	1.1
Services Producing Industries	1.4	1.7	2.6	2.8
Wholesale Trade	3.5	3.8	5.0	4.1
Retail Trade	(0.6)	5.1	4.3	3.7
Transportation and Warehousing	(0.3)	2.0	4.8	3.5
Information and Cultural (incl. Telecommunications)	0.7	(1.2)	1.6	0.7
Finance and Insurance	2.2	4.2	3.9	5.6
Real Estate and Leasing	2.5	2.1	2.5	3.5
Professional and Administrative Services	2.2	0.6	1.8	2.2
Management of Companies and Enterprises	(0.2)	6.0	0.4	3.6
Education	2.1	1.5	1.1	0.6
Health Care and Social Services	0.9	(1.4)	1.6	2.1
Arts, Entertainment and Recreation	0.0	0.0	1.3	7.5
Accommodation and Food	2.6	5.3	3.7	3.0
Other Services	1.8	3.6	2.4	0.1
Public Administration	(1.6)	(1.2)	1.0	0.4
Total Production	1.4	1.4	2.6	2.6

[1]	See Table 8 for detailed manufacturing industries.

Source:	Statistics Canada.

Ontario, Real Gross Domestic Product at Basic Prices in Selected Manufacturing Industries, 2012–2015				Table 7
	($2007 Chained Millions)
	2012	2013	2014	2015
Manufacturing	76,494	75,766	78,440	79,290
Food, Beverage and Tobacco Products	11,425	11,375	11,617	11,734
Textile, Clothing and Leather Products	935	846	890	908
Wood Products and Furniture	2,921	3,116	3,165	3,383
Paper Products and Printing	4,820	4,638	4,663	4,813
Chemical and Petroleum Products	7,917	8,118	8,225	8,305
Plastic and Rubber Products	4,239	4,328	4,331	4,560
Primary Metal and Fabricated Metal Products	11,127	11,195	11,909	11,261
Machinery	5,823	5,792	5,866	6,221
Electrical and Electronic Products	5,448	4,929	5,137	5,185
Transportation Equipment	18,058	17,492	18,826	18,877
Other Manufacturing	4,018	4,101	4,198	4,255

Source:	Statistics Canada.

Ontario, Growth in Real Gross Domestic Product at Basic Prices in Selected Manufacturing Industries, 2012–2015				Table 8
	(Per Cent Change)
	2012	2013	2014	2015
Manufacturing	2.0	(1.0)	3.5	1.1
Food, Beverage and Tobacco Products	0.6	(0.4)	2.1	1.0
Textile, Clothing and Leather Products	(1.0)	(9.4)	5.2	2.0
Wood Products and Furniture	1.4	6.7	1.6	6.9
Paper Products and Printing	0.3	(3.8)	0.5	3.2
Chemical and Petroleum Products	2.5	2.5	1.3	1.0
Plastic and Rubber Products	3.9	2.1	0.1	5.3
Primary Metal and Fabricated Metal Products	1.6	0.6	6.4	(5.4)
Machinery	4.2	(0.5)	1.3	6.1
Electrical and Electronic Products	(12.8)	(9.5)	4.2	0.9
Transportation Equipment	10.3	(3.1)	7.6	0.3
Other Manufacturing	(2.5)	2.0	2.4	1.4

Source:	Statistics Canada.

Ontario, Housing Market Indicators, 2012–2015				Table 9
	2012	2013	2014	2015
New Housing Market
Residential Construction, Current $ Millions	50,100	50,332	52,540	58,962
Per Cent Change	9.0	0.5	4.4	12.2
Real Residential Construction ($2007 Millions)	42,778	42,068	42,220	46,025
Per Cent Change	4.7	(1.7)	0.4	9.0
Housing Starts (Units)	76,742	61,085	59,134	70,156
Per Cent Change	13.2	(20.4)	(3.2)	18.6
Of which: Single-detached, urban areas (Units)	23,580	21,312	21,352	23,446
Per Cent Change	(5.3)	(9.6)	0.2	9.8
Multiple, urban areas (Units)	50,834	37,303	34,813	44,845
Per Cent Change	26.0	(26.6)	(6.7)	28.8
New Housing Price Index (2007 = 100)	114.4	116.8	118.7	121.7
Per Cent Change	4.1	2.1	1.7	2.5
Resale Market
Home Resales (Units)	195,687	196,394	204,189	223,794
Per Cent Change	(1.8)	0.4	4.0	9.6
Average Resale Price ($)	385,042	403,788	432,079	465,551
Per Cent Change	5.4	4.9	7.0	7.7

Sources:	Statistics Canada, Canada Mortgage and Housing Corporation and Canadian Real Estate Association.

Selected Financial Indicators, 2002–2015							Table 10
	(Per Cent)
	2002	2003	2004	2005	2006	2007	2008
Interest Rates
Bank Rate	2.7	3.2	2.5	2.9	4.3	4.6	3.2
Prime Rate	4.2	4.7	4.0	4.4	5.8	6.1	4.7
10-Year Government Bonds	5.3	4.8	4.6	4.1	4.2	4.3	3.6
Three-month T-Bills	2.6	2.9	2.2	2.7	4.0	4.1	2.3
Mortgage Rates
5-Year Rate	7.0	6.4	6.2	6.0	6.7	7.1	7.1
1-Year Rate	5.2	4.8	4.6	5.1	6.3	6.9	6.7
Canadian Household Debt Burden[1]
Consumer	36.0	38.3	41.3	44.2	45.4	47.2	48.6
Mortgage	68.3	71.4	75.2	79.4	82.4	88.1	91.5
Bank Loans	6.6	6.5	6.4	6.9	7.6	8.0	8.1
Other Loans	2.4	2.3	1.5	1.8	1.8	1.9	2.1
Total	113.3	118.5	124.5	132.3	137.2	145.2	150.3

Table 10 (continued)	(Per Cent)
	2009	2010	2011	2012	2013	2014	2015
Interest Rates
Bank Rate	0.6	0.9	1.3	1.3	1.3	1.3	0.9
Prime Rate	2.4	2.6	3.0	3.0	3.0	3.0	2.8
10-Year Government Bonds	3.3	3.2	2.8	1.9	2.3	2.2	1.5
Three-month T-Bills	0.3	0.6	0.9	0.9	1.0	0.9	0.5
Mortgage Rates
5-Year Rate	5.6	5.6	5.4	5.3	5.2	4.9	4.7
1-Year Rate	4.0	3.5	3.5	3.2	3.1	3.1	3.0
Canadian Household Debt Burden[1]
Consumer	52.3	51.6	51.2	50.5	49.9	49.9	49.4
Mortgage	96.2	99.0	101.3	103.0	103.5	105.7	108.3
Bank Loans	8.0	7.8	7.6	7.6	7.5	7.4	7.7
Other Loans	2.1	2.2	2.3	2.1	2.2	2.2	2.2
Total	158.6	160.6	162.3	163.1	163.1	165.2	167.6

[1]	Household debt as a share of household disposable income.

Note:	All data are annual averages, except Canadian Household Debt Burden (year-end).
Sources:	Statistics Canada’s National Balance Sheet Accounts and Bank of Canada.

Ontario, International Merchandise Exports[1] by Major Commodity[2], 2015				Table 11
		Value ($ Millions)	2015 Growth (Per Cent)	Per Cent of Total
1	Motor vehicles and parts	68,644	14.3	34.9
2	Precious metals & stones	20,318	2.4	10.3
3	Mechanical equipment	19,371	19.4	9.8
4	Electrical machinery	7,408	15.5	3.8
5	Plastic products	7,356	12.0	3.7
6	Pharmaceutical products	6,888	18.2	3.5
7	Iron and steel	4,604	-11.0	2.3
8	Furniture and accessories	3,919	17.9	2.0
9	Nickel & articles thereof	3,697	-0.3	1.9
10	Scientific, photo & medical equipment	3,270	16.4	1.7
11	Oils & other petroleum products	3,209	-9.8	1.6
12	Cereal and baked products	3,122	20.5	1.6
13	Aircraft and parts	2,988	13.1	1.5
14	Iron and steel products	2,789	-0.1	1.4
15	Aluminium & articles	2,552	20.2	1.3
16	Paper products	2,348	13.2	1.2
17	Inorganic chemicals	1,844	13.0	0.9
18	Rubber products	1,659	-6.3	0.8
19	Miscellaneous chemical products	1,631	7.3	0.8
20	Organic chemicals	1,538	-21.7	0.8
21	Seeds and miscellaneous grains	1,485	23.0	0.8
22	Wood products	1,463	18.8	0.7
23	Vegetables	1,209	16.1	0.6
24	Perfumes and cosmetics	1,133	15.2	0.6
25	Miscellaneous base metal articles	1,085	22.2	0.6

	All other commodities	21,430	11.0	10.9

	Total Exports	196,961	11.1	100.0

[1]	International merchandise exports exclude re-exports and are reported on a customs basis.
[2]	Product groupings based on two-digit Harmonized System codes.

Sources:	Statistics Canada and Ontario Ministry of Finance.

Ontario, International Merchandise Imports by Major Commodity[1], 2015				Table 12
		Value ($ Millions)	2015 Growth (Per Cent)	Per Cent of Total
1	Motor vehicles and parts	68,950	12.0	21.2
2	Mechanical equipment	49,082	13.0	15.1
3	Electrical machinery	37,291	12.6	11.5
4	Pharmaceutical products	12,281	6.7	3.8
5	Plastic products	12,120	10.3	3.7
6	Precious metals & stones	11,857	-0.7	3.6
7	Scientific, photo & med eqmt	10,321	13.1	3.2
8	Furniture and accessories	6,336	12.3	1.9
9	Iron and steel products	6,119	8.9	1.9
10	Iron and steel	5,306	-9.1	1.6
11	Organic chemicals	5,291	19.2	1.6
12	Oils & other petroleum products	5,269	-30.6	1.6
13	Aircraft and parts	4,282	37.0	1.3
14	Paper products	4,209	12.0	1.3
15	Rubber products	4,180	10.7	1.3
16	Aluminium & articles	3,287	14.5	1.0
17	Perfumes and cosmetics	3,209	20.2	1.0
18	Toys and sporting goods	3,029	13.1	0.9
19	Fruit and nuts	2,930	12.1	0.9
20	Miscellaneous chemical products	2,914	4.9	0.9
21	Cereal and baked products	2,726	20.2	0.8
22	Miscellaneous food products	2,441	17.4	0.8
23	Non-knitted clothes	2,428	13.9	0.7
24	Beverages	2,422	10.5	0.7
25	Knitted clothes	2,347	11.7	0.7

	All other commodities	52,503	10.0	16.1
	Domestic Imports	323,131	10.0	99.4
	Re-imports[2]	2,022	3.2	0.6

	Total Imports	325,153	10.0	100.0

[1]	Product groupings based on two-digit Harmonized System codes. Data reported on a customs basis. Domestic imports exclude re-imports. Total imports are the sum of domestic imports and re-imports.
[2]	These are goods re-entering (returned to) Ontario after having been exported abroad without having been materially altered or enhanced in value while abroad.

Sources:	Statistics Canada and Ontario Ministry of Finance.

Ontario, International Merchandise Exports[1] by Top 25 Trading Partners, 2015				Table 13
		Exports ($ Millions)	2015 Growth (Per Cent)	Per Cent of Total
1	United States	158,594	12.9	80.5
2	United Kingdom	12,544	10.3	6.4
3	Mexico	2,803	36.5	1.4
4	Hong Kong	2,506	-23.3	1.3
5	China	2,421	17.4	1.2
6	Norway	1,476	-19.1	0.7
7	Japan	1,424	-28.1	0.7
8	Germany	1,320	17.9	0.7
9	Italy	949	-14.4	0.5
10	France	870	6.8	0.4
11	Netherlands	817	28.4	0.4
12	Switzerland	771	-28.5	0.4
13	Belgium	743	2.0	0.4
14	South Korea	599	26.0	0.3
15	Saudi Arabia	574	5.8	0.3
16	United Arab Emirates	554	31.6	0.3
17	Australia	552	13.2	0.3
18	Singapore	523	12.5	0.3
19	Brazil	516	41.0	0.3
20	India	504	63.9	0.3
21	Botswana	408	22.0	0.2
22	Ireland	378	59.0	0.2
23	Taiwan	282	31.8	0.1
24	Malaysia	222	5.9	0.1
25	Thailand	219	24.3	0.1

	All other countries	4,390	-2.2	2.2

	Total	196,961	11.1	100.0

[1]	International merchandise exports exclude re-exports and are reported on a customs basis.

Sources:	Statistics Canada and Ontario Ministry of Finance.

Ontario, International Merchandise Imports[1] by Top 25 Trading Partners, 2015				Table 14
		Imports ($ Millions)	2015 Growth (Per Cent)	Per Cent of Total
1	United States	182,011	8.4	56.0
2	China	39,447	15.5	12.1
3	Mexico	24,857	11.8	7.6
4	Japan	10,306	16.0	3.2
5	Germany	8,571	11.6	2.6
6	South Korea	5,373	11.1	1.7
7	United Kingdom	4,347	13.2	1.3
8	Italy	3,736	15.8	1.1
9	Switzerland	3,622	20.0	1.1
10	France	2,925	21.6	0.9
11	Taiwan	2,867	20.0	0.9
12	Peru	2,473	10.8	0.8
13	Vietnam	2,303	68.4	0.7
14	India	1,928	18.9	0.6
15	Thailand	1,858	9.9	0.6
16	Malaysia	1,744	6.8	0.5
17	Brazil	1,530	21.0	0.5
18	Argentina	1,485	-11.2	0.5
19	Spain	1,201	11.8	0.4
20	Belgium	1,059	-11.9	0.3
21	Ireland	1,057	9.8	0.3
22	Sweden	1,014	8.6	0.3
23	Dominican Republic	918	-42.7	0.3
24	Netherlands	889	4.7	0.3
25	Chile	805	11.6	0.2

	All other countries	14,806	3.4	5.2
	Domestic Imports	323,131	10.0	99.4
	Re-imports	2,022	3.2	0.6

	Total	325,153	10.0	100.0

[1]	Data reported on a customs basis. Domestic imports exclude re-imports. Total imports are the sum of domestic imports and re-imports.

Sources:	Statistics Canada and Ontario Ministry of Finance.

Ontario, Selected Demographic Characteristics, 2008–2016[1]									Table 15
	2008	2009	2010	2011	2012	2013	2014	2015	2016
Total Population (000s)	12,883	12,998	13,135	13,264	13,414	13,556	13,685	13,797	13,983
Annual Average Growth Over Preceding Year (%)	0.9	0.9	1.1	1.0	1.1	1.1	1.0	0.8	1.3
Median Age (Years)	39.0	39.3	39.6	39.8	40.0	40.2	40.4	40.6	40.6

Age Group Shares (%)
0–4	5.4	5.4	5.4	5.4	5.3	5.3	5.2	5.2	5.2
5–14	11.9	11.7	11.4	11.2	11.0	10.9	10.8	10.7	10.6
15–24	13.7	13.7	13.7	13.7	13.7	13.6	13.4	13.2	13.1
25–44	28.4	27.8	27.4	27.1	27.0	26.8	26.7	26.7	26.7
45–64	27.2	27.7	28.1	28.4	28.3	28.2	28.2	28.1	28.0
65–74	7.1	7.3	7.4	7.6	8.0	8.4	8.7	9.0	9.2
75+	6.4	6.4	6.5	6.6	6.7	6.8	7.0	7.1	7.2
Total Fertility Rate[2]	1.6	1.6	1.6	1.6	—	—	—	—	—

Life Expectancy at Birth (Years)[3]
Female	83.3	83.5	83.8	84.0	—	—	—	—	—
Male	78.9	79.2	79.5	79.8	—	—	—	—	—

Families (000s)[4]	—	—	—	3,612	—	—	—	—	—
Households (000s)[4]	—	—	—	4,888	—	—	—	—	—

[1]	Population estimates are for July 1.
[2]	Calendar-year data.
[3]	For three-year periods with the reference year as the middle year.
[4]	Families and households are from Census enumeration.

Source:	Statistics Canada.

Ontario, Components of Population Growth, 2006–07 to 2015–16[1]					Table 16
	(Thousands)
	2006–07	2007–08	2008–09	2009–10	2010–11
Population at Beginning of Period	12,662	12,764	12,883	12,998	13,135
Births	137	141	140	140	139
Deaths	87	88	88	88	91
Immigrants	115	115	105	117	105
Net Emigrants[2]	20	21	18	15	15
Net Change in Non-permanent Residents	2	11	16	13	15
Interprovincial Arrivals	59	62	57	60	58
Interprovincial Departures	79	76	73	64	62
Population Growth During Period	103	118	115	137	128
Population at End of Period[3]	12,764	12,883	12,998	13,135	13,264
Population Growth (%)	0.8	0.9	0.9	1.1	1.0

Table 16 (continued)	(Thousands)
	2011–12	2012–13	2013–14	2014–15	2015–16
Population at Beginning of Period	13,264	13,414	13,556	13,685	13,797
Births	141	142	144	146	147
Deaths	88	92	96	99	103
Immigrants	101	106	102	90	120
Net Emigrants[2]	17	17	18	18	18
Net Change in Non-permanent Residents	24	17	11	3	34
Interprovincial Arrivals	60	55	57	63	71
Interprovincial Departures	71	69	72	72	65
Population Growth During Period	150	143	129	112	186
Population at End of Period[3]	13,414	13,556	13,685	13,797	13,983
Population Growth (%)	1.1	1.1	1.0	0.8	1.3

[1]	Data are from July 1 to June 30 (Census year).
[2]	Net Emigrants = Emigrants plus net change in temporary emigrants minus returning emigrants.
[3]	The sum of the components does not equal the total change in population due to residual deviation.

Source:	Statistics Canada.

Ontario, Labour Force, 2002–2015							Table 17
	2002	2003	2004	2005	2006	2007	2008
Labour Force (000s)	6,496	6,677	6,772	6,834	6,887	6,992	7,074
Annual Labour Force Growth (%)	2.8	2.8	1.4	0.9	0.8	1.5	1.2
Participation Rate (%)
Male	73.7	74.3	74.1	73.5	72.6	72.5	72.5
Female	62.0	62.9	62.9	62.6	62.6	63.2	63.1
Share of Labour Force (%)
Youth (15–24)	16.4	16.4	16.3	16.1	16.1	16.2	16.0
Older Workers (45+)	33.5	34.8	35.5	36.4	37.5	38.4	39.7

Table 17 (continued)
	2009	2010	2011	2012	2013	2014	2015
Labour Force (000s)	7,080	7,161	7,227	7,276	7,384	7,419	7,426
Annual Labour Force Growth (%)	0.1	1.1	0.9	0.7	1.5	0.5	0.1
Participation Rate (%)
Male	71.5	71.1	71.1	70.7	70.5	70.3	70.0
Female	62.6	62.8	62.3	61.9	62.2	61.6	60.7
Share of Labour Force (%)
Youth (15–24)	15.5	15.1	15.3	14.9	15.0	15.1	14.8
Older Workers (45+)	40.9	41.8	42.3	42.6	42.7	43.0	43.2

Source:	Statistics Canada.

Ontario, Employment, 2002–2015							Table 18
	2002	2003	2004	2005	2006	2007	2008
Total Employment (000s)	6,034	6,213	6,314	6,381	6,452	6,546	6,610
Male	3,213	3,302	3,352	3,385	3,400	3,411	3,445
Female	2,821	2,911	2,962	2,996	3,053	3,135	3,165
Annual Employment Growth (%)	1.9	3.0	1.6	1.1	1.1	1.4	1.0
Net Job Creation (000s)	113	179	101	67	71	93	65
Public-sector Employment (000s)	1,037	1,051	1,110	1,137	1,163	1,196	1,261
Private-sector Employment (000s)	4,105	4,245	4,267	4,309	4,351	4,366	4,346
Self-employment (000s)	892	916	937	935	939	983	1,004
Manufacturing Employment (% of total)	18.1	17.6	17.5	16.7	15.5	14.3	13.4
Services Employment (% of total)	73.5	73.7	73.9	74.3	75.4	76.6	77.3
Part-time (% of total)	18.3	18.5	18.2	18.2	17.9	18.2	18.8
Average Hours Worked Per Week[1]	37.3	36.6	37.1	37.2	36.8	37.1	36.7

Table 18 (continued)
	2009	2010	2011	2012	2013	2014	2015
Total Employment (000s)	6,433	6,538	6,658	6,703	6,823	6,878	6,923
Male	3,301	3,364	3,450	3,472	3,523	3,567	3,607
Female	3,132	3,174	3,208	3,231	3,301	3,311	3,316
Annual Employment Growth (%)	(2.7)	1.6	1.8	0.7	1.8	0.8	0.7
Net Job Creation (000s)	(178)	105	121	44	121	55	45
Public-sector Employment (000s)	1,233	1,255	1,294	1,286	1,314	1,305	1,294
Private-sector Employment (000s)	4,195	4,268	4,340	4,373	4,447	4,517	4,541
Self-employment (000s)	1,005	1,015	1,024	1,044	1,063	1,056	1,088
Manufacturing Employment (% of total)	12.0	11.7	11.6	11.6	11.2	10.9	10.8
Services Employment (% of total)	78.8	78.9	78.8	78.9	79.5	79.9	79.8
Part-time (% of total)	19.6	19.6	19.3	19.3	19.6	19.5	18.8
Average Hours Worked Per Week[1]	35.9	36.0	36.3	36.5	36.3	35.8	36.3

[1]	Average actual hours worked per week at all jobs, excluding persons not at work, in reference week.

Source:	Statistics Canada.

Ontario, Unemployment, 2002–2015							Table 19
	2002	2003	2004	2005	2006	2007	2008
Total Unemployment (000s)	461	464	458	453	435	446	464
Unemployment Rate (%)	7.1	6.9	6.8	6.6	6.3	6.4	6.6
Male	7.4	7.1	6.9	6.7	6.4	6.8	6.9
Female	6.8	6.8	6.6	6.6	6.3	6.0	6.2
Toronto CMA[1]	7.4	7.7	7.5	7.0	6.6	6.8	6.9
Northern Ontario	8.1	7.4	7.8	7.0	7.4	6.9	6.7
Youth (15–24)	13.9	14.4	14.1	13.9	13.2	12.9	13.8
Older Workers (45+)	4.7	4.7	4.5	4.7	4.3	4.5	4.9
Share of Total Unemployment (%)

Long-term Unemployed (27 weeks+)	15.5	16.2	15.5	15.1	14.3	13.0	13.7
Youth (15–24)	32.1	34.0	34.2	33.8	33.7	32.8	33.5
Older Workers (45+)	22.1	23.6	23.5	26.0	25.6	27.2	29.8
Average Duration (weeks)	16.3	17.0	16.1	16.0	15.8	14.6	14.8
Youth (15–24)	9.4	9.4	8.8	8.7	8.7	8.1	8.4
Older Workers (45+)	24.5	27.3	24.3	23.9	23.7	22.4	20.9

Table 19 (continued)
	2009	2010	2011	2012	2013	2014	2015
Total Unemployment (000s)	648	623	569	574	560	541	503
Unemployment Rate (%)	9.1	8.7	7.9	7.9	7.6	7.3	6.8
Male	10.5	9.4	8.2	8.3	8.0	7.5	7.0
Female	7.7	8.0	7.6	7.5	7.2	7.1	6.5
Toronto CMA[1]	9.6	9.1	8.4	8.7	8.1	8.0	7.0
Northern Ontario	9.0	8.3	7.8	7.2	7.4	6.6	7.2
Youth (15–24)	17.6	17.4	15.9	17.0	16.2	15.7	14.7
Older Workers (45+)	6.8	6.6	5.9	5.8	5.5	5.3	4.9
Share of Total Unemployment (%)
Long-term Unemployed (27 weeks+)	18.8	24.9	24.1	22.7	22.9	22.8	20.0
Youth (15–24)	29.8	30.3	30.9	32.1	32.1	32.4	32.1
Older Workers (45+)	30.4	31.8	31.6	31.3	31.2	31.1	31.1
Average Duration (weeks)	18.4	22.0	22.4	22.2	21.8	22.4	20.0
Youth (15–24)	11.1	11.4	12.2	12.7	12.7	13.4	12.4
Older Workers (45+)	26.3	31.3	32.8	32.0	29.5	31.7	28.6

[1]	CMA is Census Metropolitan Area. Toronto CMA includes the city of Toronto; the regions of York, Peel and Halton (excluding Burlington); Uxbridge, Pickering, Ajax, Mono, Orangeville, New Tecumseth and Bradford West Gwillimbury.

Source:	Statistics Canada.

Employment Insurance (EI), 2002–2015							Table 20
	2002	2003	2004	2005	2006	2007	2008
EI Regular Beneficiaries[1] (000s)
Ontario	136	142	137	132	129	131	142
Canada	556	564	541	516	494	479	486
EI Total Benefit Payments[2] ($ millions)
Ontario	3,671	3,795	3,828	3,799	3,839	4,045	4,369
Canada	12,596	12,926	12,884	12,696	12,425	12,425	13,015
EI Contributions ($ millions)
Ontario[3]	7,384	7,219	6,895	7,108	6,975	6,921	6,718
Canada[4]	17,995	17,724	16,578	17,161	15,884	16,709	16,737
EI Premium Rate[5] (% insured earnings)
Employer	3.08	2.94	2.77	2.73	2.62	2.52	2.42
Employee	2.20	2.10	1.98	1.95	1.87	1.80	1.73

Table 20 (continued)
	2009	2010	2011	2012	2013	2014	2015
EI Regular Beneficiaries[1] (000s)
Ontario	246	216	175	159	155	147	144
Canada	734	684	583	535	503	489	515
EI Total Benefit Payments[2] ($ millions)
Ontario	6,721	6,117	5,330	5,180	5,213	5,321	5,444
Canada	18,684	17,881	16,050	15,662	15,365	15,869	17,094
EI Contributions ($ millions)
Ontario[3]	6,745	6,919	7,288	7,776	8,422	8,629	8,915
Canada[4]	16,502	17,227	18,221	19,558	21,492	22,141	22,874
EI Premium Rate[5] (% insured earnings)
Employer	2.42	2.42	2.49	2.56	2.63	2.63	2.63
Employee	1.73	1.73	1.78	1.83	1.88	1.88	1.88

[1]	Figures are reported by Statistics Canada (year-to-date average).
[2]	Figures for Ontario and Canada EI Benefit Payments are Ontario Ministry of Finance estimates based on Statistics Canada CANSIM Table 276-0018. EI Total Benefit Payments do not include amounts related to Employment Benefits and Support Measures, delivered under Part II of the Employment Insurance Act.
[3]	Figures for Ontario EI Contributions are Ontario Ministry of Finance estimates based on data from provincial and territorial economic accounts and data reported by the federal Department of Finance.
[4]	Figures for Canada EI Contributions are reported by the federal Department of Finance as part of the Fiscal Monitor.
[5]	EI premiums are collected on total earnings from the first dollar earned to the maximum insurable earnings.

Note:	In 2016, the EI maximum weekly benefit is $537, which is equal to 55 per cent of EI maximum insurable earnings of $50,800.
Sources:	Statistics Canada, Employment and Social Development Canada, Department of Finance Canada and Ontario Ministry of Finance.

Ontario, Labour Compensation, 2002–2015							Table 21
	2002	2003	2004	2005	2006	2007	2008
Average Weekly Earnings ($)[1]	711.29	728.70	748.98	776.33	788.78	819.18	838.34
Increase (%)	2.2	2.4	2.8	3.7	1.6	3.9	2.3
CPI Inflation (%)	2.0	2.7	1.9	2.2	1.8	1.8	2.3
AWE Increase Less CPI Inflation (%)	0.2	(0.3)	0.9	1.5	(0.2)	2.1	0.0
AWE – Manufacturing ($)	886.12	907.54	935.28	960.47	961.39	997.55	999.82
Increase (%)	1.9	2.4	3.1	2.7	0.1	3.8	0.2
Increase Less CPI Inflation (%)	(0.1)	(0.3)	1.2	0.5	(1.7)	2.0	(2.1)
Wage Settlement Increases (%)[2]
All Sectors	3.0	3.1	2.9	2.7	2.5	3.0	2.7
Public	2.9	3.5	3.1	2.7	3.0	3.1	3.1
Private	3.0	1.9	2.7	2.4	1.8	2.9	2.0
Person Days Lost Due to Strikes and
Lockouts (000s)	1,511	495	487	403	395	389	282
Minimum Wage at Year-end ($/hour)	6.85	6.85	7.15	7.45	7.75	8.00	8.75

Table 21 (continued)
	2009	2010	2011	2012	2013	2014	2015
Average Weekly Earnings ($)[1]	849.07	881.44	893.44	906.15	920.24	938.27	962.73
Increase (%)	1.3	3.8	1.4	1.4	1.6	2.0	2.6
CPI Inflation (%)	0.4	2.5	3.1	1.4	1.0	2.4	1.2
AWE Increase Less CPI Inflation (%)	0.9	1.3	(1.7)	0.0	0.6	(0.4)	1.4
AWE – Manufacturing ($)	950.19	999.38	1,006.53	1,036.99	1,050.75	1,071.83	1,107.35
Increase (%)	(5.0)	5.2	0.7	3.0	1.3	2.0	3.3
Increase Less CPI Inflation (%)	(5.4)	2.7	(2.4)	1.6	0.3	(0.4)	2.1
Wage Settlement Increases (%)[2]
All Sectors	2.2	2.0	1.7	1.3	1.0	1.5	1.0
Public	2.4	1.9	1.6	1.4	0.5	1.4	0.8
Private	1.2	2.0	1.9	1.2	2.3	1.9	1.7
Person Days Lost Due to Strikes and
Lockouts (000s)	1,550	705	352	201	288	132	337
Minimum Wage at Year-end ($/hour)	9.50	10.25	10.25	10.25	10.25	11.00	11.25

[1]	Average Weekly Earnings (AWE) includes overtime.
[2]	Wage settlement increases are for collective agreements covering 200 or more employees for data prior to 2010 and 150+ employees from 2010 onwards, Ontario Ministry of Labour.

Sources:	Statistics Canada, Ontario Ministry of Labour and Ontario Ministry of Finance.

Ontario, Employment by Occupation, 2004–2015						Table 22
	(Thousands)
	2004	2005	2006	2007	2008	2009
Management	665	676	707	688	710	689
Business, Finance and Administration	1,105	1,080	1,090	1,091	1,145	1,111
Natural and Applied Sciences	434	464	463	479	493	465
Health	342	345	353	368	383	394
Education, Law and Social, Community and Government Services	574	633	638	685	704	719
Art, Culture, Recreation and Sport	187	182	186	198	208	203
Sales and Service	1,451	1,471	1,529	1,601	1,562	1,559
Trades, Transport and Equipment Operators	880	889	883	877	901	860
Natural Resources, Agriculture and Related Production	92	94	108	104	89	87
Manufacturing and Utilities	584	547	495	457	417	346
Total	6,314	6,381	6,452	6,546	6,610	6,433

Table 22 (continued)	(Thousands)
	2010	2011	2012	2013	2014	2015
Management	681	660	684	660	635	619
Business, Finance and Administration	1,113	1,161	1,146	1,156	1,150	1,169
Natural and Applied Sciences	495	506	499	509	555	566
Health	400	429	430	444	457	462
Education, Law and Social, Community and Government Services	735	723	748	769	761	802
Art, Culture, Recreation and Sport	215	216	200	222	216	224
Sales and Service	1,601	1,601	1,639	1,700	1,726	1,704
Trades, Transport and Equipment Operators	853	886	891	894	895	911
Natural Resources, Agriculture and Related Production	88	97	90	87	101	95
Manufacturing and Utilities	358	379	376	382	382	371
Total	6,538	6,658	6,703	6,823	6,878	6,923

Note:	Occupation estimates are based on the 2011 National Occupational Classification (NOC).
Source:	Statistics Canada.

Ontario, Distribution of Employment by Occupation, 2004–2015						Table 23
	(Per Cent)
	2004	2005	2006	2007	2008	2009
Management	10.5	10.6	11.0	10.5	10.7	10.7
Business, Finance and Administration	17.5	16.9	16.9	16.7	17.3	17.3
Natural and Applied Sciences	6.9	7.3	7.2	7.3	7.5	7.2
Health	5.4	5.4	5.5	5.6	5.8	6.1
Education, Law and Social, Community and Government Services	9.1	9.9	9.9	10.5	10.6	11.2
Art, Culture, Recreation and Sport	3.0	2.9	2.9	3.0	3.1	3.2
Sales and Service	23.0	23.1	23.7	24.5	23.6	24.2
Trades, Transport and Equipment Operators	13.9	13.9	13.7	13.4	13.6	13.4
Natural Resources, Agriculture and Related Production	1.5	1.5	1.7	1.6	1.3	1.4
Manufacturing and Utilities	9.2	8.6	7.7	7.0	6.3	5.4
Total	100.0	100.0	100.0	100.0	100.0	100.0

Table 23 (continued)	(Per Cent)
	2010	2011	2012	2013	2014	2015
Management	10.4	9.9	10.2	9.7	9.2	8.9
Business, Finance and Administration	17.0	17.4	17.1	16.9	16.7	16.9
Natural and Applied Sciences	7.6	7.6	7.4	7.5	8.1	8.2
Health	6.1	6.4	6.4	6.5	6.6	6.7
Education, Law and Social, Community and Government Services	11.2	10.9	11.2	11.3	11.1	11.6
Art, Culture, Recreation and Sport	3.3	3.2	3.0	3.3	3.1	3.2
Sales and Service	24.5	24.0	24.5	24.9	25.1	24.6
Trades, Transport and Equipment Operators	13.1	13.3	13.3	13.1	13.0	13.2
Natural Resources, Agriculture and Related Production	1.3	1.4	1.3	1.3	1.5	1.4
Manufacturing and Utilities	5.5	5.7	5.6	5.6	5.6	5.4
Total	100.0	100.0	100.0	100.0	100.0	100.0

Note:	Occupation estimates are based on the 2011 National Occupational Classification (NOC).
Source:	Statistics Canada.

Ontario, Employment by Industry, 2006–2015					Table 24
	(Thousands)
	2006	2007	2008	2009	2010
Goods Producing Industries	1,587	1,534	1,502	1,365	1,381
Primary Industries	139	131	123	121	121
Manufacturing	997	939	883	774	764
Construction	404	406	433	415	442
Utilities	48	57	63	56	54
Services Producing Industries	4,865	5,011	5,108	5,068	5,157
Trade	1,012	1,018	1,017	1,007	1,009
Transportation and Warehousing	295	302	321	318	311
Finance, Insurance, Real Estate and Leasing	472	469	469	480	481
Professional, Scientific and Technical Services	449	470	489	480	512
Business, Building and Other Support	291	292	307	280	291
Educational Services	446	463	473	451	456
Health Care and Social Assistance	633	668	683	703	730
Information, Culture and Recreation	317	328	311	312	320
Accommodation and Food Services	377	404	397	384	393
Public Administration	313	331	356	354	357
Other Services	261	267	286	299	298
Total Employment	6,452	6,546	6,610	6,433	6,538

Table 24 (continued)	Ontario, Employment by Industry, 2006–2015
	(Thousands)
	2011	2012	2013	2014	2015
Goods Producing Industries	1,409	1,415	1,398	1,382	1,401
Primary Industries	129	126	120	115	120
Manufacturing	773	779	767	749	745
Construction	455	458	459	467	487
Utilities	52	52	52	51	49
Services Producing Industries	5,250	5,287	5,426	5,496	5,522
Trade	1,006	1,007	1,019	1,047	1,042
Transportation and Warehousing	323	313	336	329	321
Finance, Insurance, Real Estate and Leasing	497	496	510	512	544
Professional, Scientific and Technical Services	530	530	543	560	580
Business, Building and Other Support	296	296	328	335	333
Educational Services	459	465	483	495	515
Health Care and Social Assistance	751	769	791	798	813
Information, Culture and Recreation	335	320	312	316	310
Accommodation and Food Services	403	432	441	450	444
Public Administration	363	366	372	367	344
Other Services	288	295	292	287	276
Total Employment	6,658	6,703	6,823	6,878	6,923

Note:	Industrial groupings based on North American Industry Classification System (NAICS).
Source:	Statistics Canada.

Ontario, Growth in Employment by Industry, 2006–2015					Table 25
	(Per Cent Change)
	2006	2007	2008	2009	2010
Goods Producing Industries	(3.1)	(3.3)	(2.1)	(9.1)	1.1
Primary Industries	8.6	(5.7)	(6.0)	(2.2)	0.5
Manufacturing	(6.2)	(5.8)	(6.0)	(12.4)	(1.3)
Construction	1.4	0.7	6.5	(4.1)	6.5
Utilities	(1.0)	20.1	9.4	(10.8)	(3.0)
Services Producing Industries	2.6	3.0	1.9	(0.8)	1.8
Trade	2.0	0.6	(0.1)	(1.0)	0.2
Transportation and Warehousing	0.9	2.2	6.3	(1.0)	(2.0)
Finance, Insurance, Real Estate and Leasing	5.4	(0.8)	0.1	2.4	0.1
Professional, Scientific and Technical Services	3.3	4.6	4.0	(1.8)	6.6
Business, Building and Other Support	3.5	0.3	5.1	(8.8)	3.9
Educational Services	4.5	3.9	2.2	(4.7)	1.2
Health Care and Social Assistance	1.6	5.7	2.2	3.0	3.8
Information, Culture and Recreation	6.1	3.5	(5.2)	0.3	2.5
Accommodation and Food Services	3.3	7.1	(1.7)	(3.2)	2.3
Public Administration	(3.4)	5.9	7.5	(0.5)	0.8
Other Services	1.2	2.5	7.1	4.6	(0.4)
Total Employment	1.1	1.4	1.0	(2.7)	1.6

Table 25 (continued)	Ontario, Growth in Employment by Industry, 2006–2015
	(Per Cent Change)
	2011	2012	2013	2014	2015
Goods Producing Industries	2.0	0.5	(1.3)	(1.1)	1.4
Primary Industries	6.3	(2.6)	(4.6)	(3.9)	4.5
Manufacturing	1.2	0.8	(1.6)	(2.4)	(0.5)
Construction	2.9	0.8	0.2	1.8	4.3
Utilities	(3.7)	0.0	(1.0)	(1.4)	(3.3)
Services Producing Industries	1.8	0.7	2.6	1.3	0.5
Trade	(0.3)	0.1	1.2	2.7	(0.4)
Transportation and Warehousing	3.6	(3.1)	7.6	(2.2)	(2.3)
Finance, Insurance, Real Estate and Leasing	3.4	(0.3)	2.9	0.4	6.1
Professional, Scientific and Technical Services	3.5	0.1	2.3	3.2	3.5
Business, Building and Other Support	1.8	0.2	10.6	2.1	(0.4)
Educational Services	0.5	1.4	3.9	2.3	4.1
Health Care and Social Assistance	2.9	2.3	2.9	0.9	1.8
Information, Culture and Recreation	4.7	(4.5)	(2.5)	1.6	(2.2)
Accommodation and Food Services	2.3	7.2	2.1	2.2	(1.3)
Public Administration	1.8	0.7	1.6	(1.3)	(6.2)
Other Services	(3.3)	2.4	(1.0)	(1.7)	(3.7)
Total Employment	1.8	0.7	1.8	0.8	0.7

Note:	Industrial groupings based on North American Industry Classification System (NAICS).
Source:	Statistics Canada.

Ontario, Employment Level by Economic Regions, 2005–2015						Table 26
	(Thousands)
	2005	2006	2007	2008	2009	2010
Ontario	6,381	6,452	6,545	6,610	6,433	6,538
Region: [1]
East	830	843	873	898	879	880
Ottawa (510)	623	641	658	678	666	676
Kingston-Pembroke (515)	207	203	215	220	213	203
Greater Toronto Area (530)[2]	2,886	2,910	2,977	3,023	2,963	3,035
Central	1,494	1,522	1,526	1,530	1,488	1,508
Muskoka-Kawarthas (520)	171	181	180	180	171	173
Kitchener-Waterloo-Barrie (540)	644	658	655	653	636	651
Hamilton-Niagara Peninsula (550)	680	683	691	697	681	685
Southwest	802	813	800	791	752	762
London (560)	331	334	336	329	316	319
Windsor-Sarnia (570)	317	324	311	309	290	293
Stratford-Bruce Peninsula (580)	154	156	153	153	146	150
North	368	364	369	367	351	354
Northeast (590)	260	259	263	265	251	254
Northwest (595)	109	105	106	102	100	100

Table 26 (continued)		(Thousands)
		2011	2012	2013	2014	2015
Ontario		6,658	6,703	6,823	6,878	6,923
Region: [1]
East		897	909	898	908	889
Ottawa (510)		679	695	685	698	688
Kingston-Pembroke (515)		218	214	214	210	201
Greater Toronto Area (530)[2]		3,078	3,112	3,240	3,241	3,320
Central		1,552	1,551	1,559	1,597	1,597
Muskoka-Kawarthas (520)		176	171	168	186	168
Kitchener-Waterloo-Barrie (540)		676	675	694	705	711
Hamilton-Niagara Peninsula (550)		700	706	697	706	719
Southwest		771	773	769	775	770
London (560)		320	323	324	325	330
Windsor-Sarnia (570)		294	297	295	299	295
Stratford-Bruce Peninsula (580)		158	153	151	151	145
North		360	357	356	357	346
Northeast (590)		261	255	254	257	248
Northwest (595)		100	102	102	100	97

[1]	Standard deviations vary significantly across regions, decreasing as the size of the region increases.
[2]	Economic Region 530 closely matches the GTA, the main exception being that it excludes the city of Burlington.

Note:	All figures are average annual employment levels.
Source:	Statistics Canada.

Ontario, Employment Level by Industry for Economic Regions, 2015				Table 27
	(Thousands)
	All Industries	Agriculture	Resources[1]	Manufacturing
Ontario	6,923	77	43	745
Region:
East	889	9	2	48
Ottawa (510)	688	5	—	34
Kingston-Pembroke (515)	201	4	—	14
Greater Toronto Area (530)	3,320	10	8	327
Central	1,597	24	6	219
Muskoka-Kawarthas (520)	168	4	—	16
Kitchener-Waterloo-Barrie (540)	711	10	2	112
Hamilton-Niagara Peninsula (550)	719	10	3	91
Southwest	770	31	4	125
London (560)	330	12	—	49
Windsor-Sarnia (570)	295	10	—	53
Stratford-Bruce Peninsula (580)	145	9	2	22
North	346	3	24	25
Northeast (590)	248	2	21	19
Northwest (595)	97	—	3	7

Table 27 (continued)	(Thousands)
	Construction	Distributive[2]	Finance, Prof. & Mgmt.[3]	Info., Culture & Recreation[4]
Ontario	487	652	1,457	310
Region:
East	60	58	156	40
Ottawa (510)	47	42	128	31
Kingston-Pembroke (515)	13	16	27	8
Greater Toronto Area (530)	214	358	885	175
Central	132	142	263	58
Muskoka-Kawarthas (520)	18	13	23	7
Kitchener-Waterloo-Barrie (540)	57	66	113	25
Hamilton-Niagara Peninsula (550)	56	63	128	26
Southwest	58	67	113	25
London (560)	25	28	58	9
Windsor-Sarnia (570)	21	23	39	13
Stratford-Bruce Peninsula (580)	12	16	16	4
North	24	27	40	12
Northeast (590)	17	19	30	8
Northwest (595)	7	8	10	3

Table 27 (continued)	(Thousands)
	Retail Trade	Personal Services[5]	Education
Ontario	761	721	515
Region:
East	102	92	69
Ottawa (510)	77	67	53
Kingston-Pembroke (515)	25	25	17
Greater Toronto Area (530)	342	333	233
Central	182	182	131
Muskoka-Kawarthas (520)	25	19	11
Kitchener-Waterloo-Barrie (540)	72	82	60
Hamilton-Niagara Peninsula (550)	85	81	60
Southwest	87	78	55
London (560)	36	32	26
Windsor-Sarnia (570)	33	32	22
Stratford-Bruce Peninsula (580)	19	13	8
North	48	36	26
Northeast (590)	35	24	18
Northwest (595)	13	12	8

Table 27 (continued)	(Thousands)
	Health & Soc. Assistance	Public Administration
Ontario	812	344
Region:
East	129	126
Ottawa (510)	91	112
Kingston-Pembroke (515)	38	14
Greater Toronto Area (530)	328	109
Central	195	62
Muskoka-Kawarthas (520)	23	8
Kitchener-Waterloo-Barrie (540)	82	28
Hamilton-Niagara Peninsula (550)	90	25
Southwest	103	25
London (560)	44	12
Windsor-Sarnia (570)	38	9
Stratford-Bruce Peninsula (580)	21	4
North	58	23
Northeast (590)	40	15
Northwest (595)	18	8

All figures are average annual employment levels.

Sub-regional figures may not add up to regional totals due to rounding.

Employment numbers under 1,500 are suppressed because they are statistically unreliable.

See standard deviation and GTA note for Table 30.

Industrial groupings based on North American Industry Classification System (NAICS).

[1]	Includes Forestry, Fishing, Mining, Oil and Gas.
[2]	Includes Transportation and Warehousing, Utilities and Wholesale Trade.
[3]	Includes Finance, Insurance, Real Estate and Leasing; Management of Companies, Administrative and Support Services; and Professional, Scientific and Technical Services.
[4]	Includes industries such as Publishing, Motion Picture and Sound Recording, Broadcasting and Telecommunications, Information Services and Data Processing Services, Performing Arts, Spectator Sports and Related Industries, Heritage Institutions and Amusement, Gambling and Recreation.
[5]	Includes Accommodation and Food Services and Other Services (such as Repair and Maintenance, Personal and Laundry, Religious, Grant-making, Civic, Professional and Similar Organizations).

Source:	Statistics Canada.

Ontario Economic Regions[1]	Table 28
East

Ottawa (510)	The united counties of Stormont, Dundas and Glengarry, Prescott and Russell, Leeds and Grenville, Lanark County and the Ottawa Division

Kingston-Pembroke (515)	The counties of Lennox and Addington, Hastings, Renfrew and Frontenac and the Prince Edward Division

Central

Muskoka-Kawarthas (520)	The counties of Northumberland, Peterborough, Haliburton, the Muskoka District Municipality and the Kawartha Lakes Division

Kitchener-Waterloo-Barrie (540)	The counties of Dufferin, Wellington and Simcoe and the Waterloo Regional Municipality

Hamilton-Niagara Peninsula (550)	The divisions of Brant, Haldimand-Norfolk and Hamilton, the Niagara Regional Municipality and the city of Burlington

Greater Toronto Area[2]

Toronto (530)	The Toronto Division and the regional municipalities of Durham, York, Peel and Halton (excluding the city of Burlington)

Southwest

London (560)	The counties of Oxford, Elgin and Middlesex

Windsor-Sarnia (570)	The counties of Lambton and Essex and the Chatham-Kent Division

Stratford-Bruce Peninsula (580)	The counties of Perth, Huron, Bruce and Grey

North

Northeast (590)	The districts of Nipissing, Parry Sound, Manitoulin, Sudbury, Timiskaming, Cochrane, Algoma and the Greater Sudbury Division

Northwest (595)	The districts of Thunder Bay, Rainy River and Kenora

[1]	As defined by Statistics Canada, Standard Geographical Classification SGC 2011.
[2]	Economic Region 530 closely matches the GTA, the main exception being that it excludes the city of Burlington.